Exhibit 10.7

Exhibit 10.7

Amended and Restated Mezzanine Loan Agreement

Redacted for filing

Portsmouth 10?K

MEZZANINE LOAN AGREEMENT
[AMENDED AND RESTATED]

Dated as of March 28, 2025

between

JUSTICE MEZZANINE COMPANY, LLC,
as Borrower

and

CRED REIT HOLDCO LLC,
as Lender

TABLE OF CONTENTS

Page

[redacted]

LIST OF SCHEDULES

MEZZANINE LOAN AGREEMENT
[AMENDED AND RESTATED]

MEZZANINE LOAN AGREEMENT [AMENDED AND RESTATED] dated as of March 28, 2025 (as the same may be modified, supplemented, amended or otherwise changed, this "***Agreement***"), between **JUSTICE MEZZANINE COMPANY, LLC**, a Delaware limited liability company (together with its permitted successors and assigns, "***Borrower***"), and **CRED REIT HOLDCO LLC**, a Delaware limited liability company (together with its successors and assigns, "***Lender***").

RECITALS

A. Borrower is the sole member of Justice Operating Company, LLC, a Delaware limited liability company ("***Mortgage Borrower***"). Mortgage Borrower is the owner of fee title to certain real property and the improvements thereon located at 750 Kearny Street, San Francisco, CA, which property is currently being operated by Mortgage Borrower as the San Francisco Hilton Financial District hotel (the "***Hotel***").

B. Pursuant to that certain Loan Agreement dated December 18, 2013 (the "***Existing Mortgage Loan Origination Date***") between Mortgage Borrower and Bank of America, N.A., a national banking association ("***Original Mortgage Lender***") (the "***Existing Mortgage Loan Agreement***"), Original Mortgage Lender made a loan to Mortgage Borrower in the original [redacted]***Existing Mortgage Loan***"), which Existing Mortgage Loan is evidenced and/or secured by the documents described in the Existing Mortgage Loan Agreement, each dated as of the Existing Mortgage Loan Origination Date, including (1) one or more notes executed by Mortgage Borrower in favor of Original Mortgage Lender (collectively, the "***Existing Mortgage Notes***"), and (2) a Deed of Trust, Assignment of Leases and Rents and Security Agreement granted by Mortgage Borrower in favor of Original Mortgage Lender (the "***Existing Mortgage***"), which Existing Mortgage encumbers the Hotel and related property owned by Mortgage Borrower and described therein.

C. U.S. Bank National Association, as Trustee for Morgan Stanley Bank of America Merrill Lynch Trust 2014-C16, Commercial Mortgage Pass-Through Certificates, Series 2014-C16 ("***Existing Mortgage Lender***") is the current owner and holder of one of the Existing Mortgage Notes.

D. On or about July 31, 2019 ("***Loan Origination Date***"), Lender made a loan ("***Loan***") to Borrower pursuant to that certain Mezzanine Loan Agreement dated as of the Loan Origination Date between Borrower and Lender ("***Existing Loan Agreement***") which Loan is evidenced by that certain Mezzanine Promissory Note dated as of the Loan Origination Date [redacted]***Existing Note***") and secured by, among other things, a Pledge and Security Agreement dated as of the Loan Origination Date executed by Borrower pursuant to which Lender was granted a first priority security interest in all of Borrower's ownership interests in Mortgage Borrower (the "***Existing Pledge Agreement***"), and the other documents described on the attached **Schedule 4** (together with all other documents or agreements executed by Borrower or Guarantor in favor of Lender

evidencing or securing the Loan, as all of such documents and other documents may be amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time shall be collectively referred to as "***Loan Documents***").

E. The Loan is guaranteed by Portsmouth Square, Inc., a California corporation ("***Portsmouth***") and The Intergroup Corporation, a Delaware corporation ("***Intergroup***"; together with Portsmouth, "***Guarantor***") pursuant to that certain Mezzanine Guaranty Agreement dated as of the Loan Origination Date (herein, the "***Existing Guaranty***").

F. The Existing Mortgage Loan matured on January 1, 2024 and an Event of Default (as defined in the Existing Mortgage Loan Agreement) occurred as a result of Mortgage Borrower's failure to repay the Existing Mortgage Loan in full on January 1, 2024.

G. On April 29, 2024, Existing Mortgage Lender and Mortgage Borrower executed a Forbearance Agreement, dated effective as of January 1, 2024, with respect to the Existing Mortgage Loan, pursuant to which, among other things, (1) Existing Mortgage Lender agreed not to take any steps to obtain a judgment against Mortgage Borrower, conduct a foreclosure sale of the Property (as defined below), or exercise any other rights or remedies as a result of the existing Event of Default against or with respect to Mortgage Borrower, Guarantor or the Property, until January 1, 2025 (the "***Forbearance Period***"), (2) Mortgage Borrower agreed to pay to Existing Mortgage Lender monthly mortgage payments and reserve deposits during the Forbearance Period, and (3) Mortgage Borrower agreed to pay to Existing Mortgage Lender a partial principal payment of the Existing Mortgage Loan and to pay to Existing Mortgage Lender certain other fees, costs and expenses of Existing Mortgage Lender.

H. The Loan also matured on January 1, 2024 and an Event of Default (as defined in the Existing Loan Agreement) occurred as a result of Borrower's failure to repay the Loan in full on January 1, 2024.

I. On April 29, 2024, Lender and Borrower executed a Forbearance Agreement, dated effective as of January 1, 2024, with respect to the Loan, pursuant to which, among other things, (1) Lender agreed not to accelerate the obligations under the Loan, take any steps to obtain a judgment or judgments against Borrower, conduct a sale of the collateral for the Loan, or otherwise exercise any rights or remedies as a result of the existing Event of Default during the Forbearance Period, (2) the parties agreed that interest on the Loan would accrue at the specified default rate but not become due and payable by Borrower during the Forbearance Period (such accrued interest is referred to herein, as the "***Deferred Default Interest***"), (3) Borrower agreed to pay to Lender a [redacted]"), and (4) Lender agreed [redacted] contributed by Borrower to Mortgage Borrower and then applied by Mortgage Borrower to repay, in part, certain amounts payable to Existing Mortgage Lender.

J. Mortgage Borrower has requested that Mortgage Lender (as herein defined) make the Mortgage Loan (as defined herein) to Mortgage Borrower in an amount not to exceed [redacted]

Mortgage Loan. Simultaneously with the closing of the Mortgage Loan, (i) the Existing Mortgage Loan will be repaid in full, (ii) Mortgage Borrower and Guarantor, as applicable, will execute and deliver to Mortgage Lender each of the Mortgage Loan Documents (as defined herein), and (iii) Borrower and Mortgage Borrower will form a new entity, Sole Member, to be the sole member of Mortgage Borrower, Borrower will assign to Sole Member its existing limited liability company interests in Mortgage Borrower, the Existing Pledge Agreement will be terminated and Lender will return or cancel the certificate evidencing the existing limited liability company interests in Mortgage Borrower (whereupon, Mortgage Borrower will issue a new certificate evidencing Sole [redacted] Sole Member will pledge to Mortgage Lender such interests as additional collateral for the Mortgage Loan).

K. In addition, simultaneously with the closing of the Mortgage Loan, (i) the Loan will [redacted] ***Restated Note***"), which Restated Note will amend and restate in its entirety the Existing Note, (ii) Borrower will execute and deliver to Lender the Pledge Agreement and related documents listed on **Schedule 4** attached hereto, which Pledge Agreement will replace in its entirety the Existing Pledge Agreement and grant to Lender a pledge of all of Borrower's limited liability company interests in Sole Member, (iii) Guarantor will execute and deliver to Lender a Mezzanine Guaranty of Recourse Obligations [Amended and Restated] (the "***Restated Guaranty***"), which Restated Guaranty will amend and restate in its entirety the Existing Guaranty, (iv) Borrower and Guarantor will ratify and reaffirm their obligations under all other Existing Loan Documents, and (v) Borrower and Lender will execute this Agreement, it being the intent of Borrower and Lender that this Agreement will amend and restate in its entirety the Existing Loan Agreement.

1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION.

1.1 Specific Definitions. The following terms have the meanings set forth below:

Affiliate: as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

Approved Capital/FF&E Expenses: has the meaning ascribed to such term in the Mortgage Loan Agreement.

Available Cash: has the meaning ascribed to such term in the Mortgage Loan Agreement.

Bankruptcy Code: Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.

Business Day: any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

Capital Expenses: expenses that are capital in nature or required under GAAP to be capitalized.

Cash Management Period: shall have the meaning assigned to such term in the Mortgage Loan Agreement.

CBAs: shall mean (i) the Collective Bargaining Agreement by and between Hilton San Francisco Financial District and the International Union of Operating Engineers Stationary Engineers Local 39, August 1, 2024 – July 31, 2030, (ii) the Collective Bargaining Agreement by and between Interstate Management Company, LLC as agent for Justice Operating Company, LLC d/b/a Hilton San Francisco Financial District and Teamsters Local Union No. 856, effective January 1, 2025 through December 31, 2028, and (iii) the Collective Bargaining Agreement by and between UNITE HERE Local 2 and Interstate Management Company, LLC as agent for Justice Operating Company, LLC d/b/a Hilton San Francisco Financial District, dated August 15, 2018 to August 14, 2022 as amended by the Memorandum of Agreement dated June 26, 2023 and the Memorandum of Agreement dated February 14, 2025 through August 14, 2028.

Closing Date: shall mean the date hereof.

Code: the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Collateral: shall have the meaning ascribed to the term "Collateral" as defined in the Pledge Agreement.

Contractual Obligation: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

Control: with respect to any Person, either (i) ownership directly or indirectly of [redacted] directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise, and the terms Controlled, Controlling and common Control shall have correlative meanings.

Debt: the unpaid principal balance of the Loan, all interest accrued and unpaid thereon, and all other sums due to Lender in respect of the Loan or under any Loan Document.

Default: the occurrence of any breach of any representation, warranty or covenant under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

Default Rate: a rate per annum equal to the lesser of (i) the maximum rate [redacted]

Deferred Default Interest: is defined in the Recitals to this Agreement.

[redacted]: is defined in the Recitals to this Agreement.

Deposit Bank: Wells Fargo Bank, National Association ("***Wells Fargo***"), or such other bank or depository selected by Mortgage Lender in its discretion.

Distributions: is defined in Section 5.35 of this Agreement.

Eligible Account: either (i) an account maintained with a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least A-1 (or equivalent) by each Rating Agency in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least A+ (or equivalent) by each Rating Agency) or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company is subject to regulations similar to 12 C.F.R. §9.10(b), having [redacted] state authority. For the avoidance of doubt, an account maintained with Wells Fargo shall be an Eligible Account so long as Wells Fargo does not suffer a material adverse change in condition from that existing on the Closing Date as determined by Mortgage Lender.

Eligible Institution: a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least "A-2" by S&P, "P-2" by Moody's, and "F-2+" by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "A" by Fitch and S&P and "A2" by Moody's. For the avoidance of doubt, Wells Fargo shall be an "Eligible Institution" so long as Wells Fargo does not suffer a material adverse change in condition from that existing on the Closing Date as determined by Mortgage Lender.

Environmental Site Assessment: is defined in the Mortgage Loan Agreement.

ERISA: the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

ERISA Affiliate: all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control and all other entities which, together with Borrower or any Guarantor, are treated as a single employer under any or all of Section 414(b), (c), (m) or (o) of the Code.

Excluded Taxes: any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in

each case, imposed as a result of (a) Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) a present or former connection between Lender and the jurisdiction imposing such Tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or any Loan Document), (ii) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loan pursuant to a law in effect on the date on which Lender acquires such interest in the Loan, except to the extent that, pursuant to Section 2.2.3 hereof, amounts with respect to such Taxes were payable to such Lender's assignor immediately before such Lender became a party hereto, (iii) Taxes attributable to Lender's failure to comply with Section 2.2.3(b) hereof and (iv) any U.S. federal withholding Taxes imposed under FATCA.

FATCA: Sections 1471 through 1474 of the Code, as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Franchise Agreement: that certain Franchise License Agreement, dated as of November 24, 2004, between Mortgage Borrower (as successor-in-interest to Justice Investors, a California limited partnership), and current Franchisor (as successor-in-interest to Hilton Inns, Inc., a Delaware corporation), as amended by that certain Amendment to Franchise Agreement dated as of June 26, 2015, pursuant to which Mortgage Borrower has the right to operate the hotel located on the Property under a name and/or hotel system controlled by such Franchisor, and any replacement franchise agreement entered into in accordance with the terms of this Agreement.

Franchisor: HLT Existing Franchise Holding, LLC, a Delaware limited liability company, or any other franchisor consented to by Mortgage Lender and otherwise engaged in accordance with the terms and conditions of the Loan Documents.

GAAP: generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

Governmental Authority: any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

Guarantors: collectively, The Intergroup Corporation, a Delaware corporation, and Portsmouth Square, Inc., a California corporation (each, a "***Guarantor***"), or any other Person that now or hereafter guarantees any of Borrower's obligations hereunder or any other Loan Document.

Guaranty: the Restated Guaranty (as defined in the Recitals to this Agreement.

Hotel Transactions: collectively, (i) occupancy arrangements for customary hotel transactions in the ordinary course of Mortgage Borrower's business conducted at the hotel located at the Property, including nightly rentals (or licensing) of individual hotel rooms or suites, banquet room use and food and beverage services and (ii) informational or guest services which are terminable on one month's notice or less without cause and without penalty or premium, including co-marketing, promotional services and outsourced services.

Indemnified Taxes: (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

Insurance Premiums: has the meaning assigned to such term in the Mortgage Loan Agreement.

Intercreditor Agreement: that certain agreement dated as of the date hereof between Lender and Mortgage Lender.

[redacted] applicable pursuant to this Agreement or any other Loan Document, the Default Rate).

Key Principal(s): John Winfield.

Lease or ***Leases***: as applicable, all leases and other agreements or arrangements entered into (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use, enjoy or occupy all or any portion of any space at the Property or the Improvements, including any guarantees, extensions, renewals, modifications or amendments thereof. As used herein, the term "Leases" shall not include Hotel Transactions.

Lease Termination Payments: (i) all fees, penalties, commissions or other payments made to Mortgage Borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Lease (including in connection with any bankruptcy proceeding), (ii) any security deposits or proceeds of letters of credit held by Mortgage Borrower in lieu of cash security deposits, which Mortgage Borrower is permitted to retain pursuant to the applicable provisions of any Lease and (iii) any payments made to Mortgage Borrower relating to unamortized tenant improvements and leasing commissions under any Lease.

Legal Requirements: statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including those regarding fire, health, handicapped access, sanitation, ecological, historic, zoning, environmental protection, wetlands and building laws and the Americans with Disabilities Act of 1990, Pub. L. No. 89-670, 104 Stat. 327 (1990), as amended, and all regulations promulgated pursuant thereto) affecting Mortgage Borrower, Sole Member, Borrower or any Loan Document or all or part of the Property or the Collateral or the construction, ownership, use, alteration or operation thereof, whether now

or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto.

Lien: any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting (i) all or any part of the Property or any interest therein, or (ii) any direct or indirect interest in Mortgage Borrower or Sole Member or Borrower, or (iii) all of part of the Collateral, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

Liquor License Holder: Kearny Street Beverage Company, LLC, a California limited liability company.

Loan Documents: as defined in the Recitals to this Agreement. A list of Loan Documents is set forth on **Schedule 4** of this Agreement.

Major Contract: each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property, other than the Management Agreement, the Franchise Agreement and the Leases, (i) of a material nature (materiality for these purposes to include, any contract which has a term that [redacted] payment of termination fees or payments of any kind or provides for an obligation of Mortgage [redacted] environmental remediation or other environmental matters, (iii) any Hotel Transaction relating to a reservation lasting for more than 30 days that is not cancellable on at least 60 days' notice without [redacted] rooms, or (iv) that is with an Affiliate of Mortgage Borrower or Guarantors.

Management Agreement: the management agreement between Mortgage Borrower and Manager, pursuant to which Manager is to manage the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with Section 5.18 of the Mortgage Loan Agreement.

Manager: Interstate Management Company, LLC, a Delaware limited liability company, or any successor, assignee or replacement manager appointed by Mortgage Borrower in accordance with Section 5.18 of the Mortgage Loan Agreement.

Material Adverse Effect: a material adverse effect on (i) the use, value, condition or ownership of the Property, (ii) the business, profits, prospects, management, operations or condition (financial or otherwise) of Mortgage Borrower, Sole Member, Borrower, any Guarantor, Key Principal or the Property, (iii) the enforceability, validity, perfection or priority of the lien of the Pledge Agreement or the other Loan Documents or the Mortgage Loan Documents, (iv) the ability of any of Mortgage Borrower, Borrower, Sole Member or any Guarantor to timely perform

its obligations under this Agreement or the other Loan Documents or any of the Mortgage Loan Documents, or (v) the ability of any Guarantor to perform its obligations under the Guaranty.

Material Alteration: any (i) individual alteration affecting (A) structural elements of the Property, (B) a roof of the Property or (C) any building system of the Property, or (ii) non-[redacted]

any of the following constitute a Material Alteration: (a) any Required Repairs, (b) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Agreement, or (c) alterations performed as part of a Restoration.

Maturity Date: the date on which the outstanding principal balance of the Loan becomes due and payable pursuant to the Note or this Agreement, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

Mortgage: is defined on **Schedule 5** attached hereto.

Mortgage Borrower: is defined in the Recitals of this Agreement.

Mortgage Lender: Prime Finance Short Duration Holding Company 9, LLC, a Delaware limited liability company, and any subsequent holder of the Mortgage Loan to whom the Mortgage Loan has been assigned pursuant to the terms of the Intercreditor Agreement.

Mortgage Loan[redacted] made on the date hereof by Mortgage Lender to Mortgage Borrower and evidenced and secured by the Mortgage Loan Documents.

Mortgage Loan Agreement: is defined on **Schedule 5** attached hereto.

Mortgage Loan Documents: means the documents listed on **Schedule 5** attached hereto and each UCC Financing Statement in connection with the foregoing, as each of the foregoing may be modified, amended and restated from time to time in accordance with the terms and provisions of the Intercreditor Agreement.

Mortgage Loan Event of Default: has the meaning ascribed to the term "Event of Default" in the Mortgage Loan Agreement.

Mortgage Loan Liens: the Liens in favor of Mortgage Lender created pursuant to the Mortgage Loan Documents.

Mortgage Pledge: is defined on **Schedule 5** attached hereto.

Multiemployer Plan: a multiemployer plan as defined in Section 3(37) of ERISA and which is covered by Title IV of ERISA.

Officer's Certificate: a certificate delivered to Mortgage Lender or Lender which is signed by an authorized senior officer or authorized representative of the Person on behalf of

whom the certificate is delivered, which officer or representative is most knowledgeable with respect to the subject matter set forth in the applicable Officer's Certificate.

Operations Agreements: any covenants, restrictions, easements, declarations or agreements of record relating to the construction, operation or use of the Property, together with all amendments, modifications or supplements thereto.

Other Charges: all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

Other Taxes: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

Patriot Act: collectively, all laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), as the same was restored and amended by Uniting and Strengthening America by Fulfilling Rights and Ensuring Effective Discipline Over Monitoring Act (USA FREEDOM Act) of 2015 and as the same may be further amended, extended, replaced or otherwise modified from time to time, and any corresponding provisions of future laws.

Patriot Act Offense: (i) any violation of the laws of the United States of America or of any of the several states, or any act or omission that would constitute a violation of such laws if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or money laundering, including any offense under (a) the laws against terrorism; (b) the laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or (e) the Patriot Act, or (ii) the conspiracy to commit, or aiding and abetting another to commit, any violation of any such laws.

Payment Date: has the meaning ascribed to such term in the Mortgage Loan Agreement.

Permitted Encumbrances: (i) the Liens created by the Loan Documents, and (ii) all the Mortgage Loan Liens.

Permitted Transfers:

(i) a Lease entered into in accordance with the Mortgage Loan Documents; or

(ii) a Permitted Encumbrance; or

(iii) Hotel Transactions entered into in accordance with the Mortgage Loan Documents; or

(iv) a foreclosure of the Pledge Agreement (or assignment-in-lieu of foreclosure) by Lender or its designee; or

(v) any Transfer in respect of, or of a direct or indirect interest in, any Person listed on a nationally or internationally recognized stock exchange or stock quotation system.

Person: any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

PIP Work: all anticipated "Property Improvement Plans" or similar capital improvement or expenditure obligations required to be performed by Mortgage Borrower under the Franchise Agreement (or any replacement franchise agreement) in connection with such renewal, reinstatement or replacement. The "***PIP Work***" as of the date hereof is more particularly described on Schedule 2B of the Mortgage Loan Agreement.

Plan: (i) an employee benefit or other plan established or maintained by Borrower or any Guarantor or any ERISA Affiliate or to which Borrower, any Guarantor or any ERISA Affiliate or, with respect to the Property, the Manager makes or is obligated to make contributions and (ii) which is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

Pledge Agreement: that certain Pledge and Security Agreement dated as of the date hereof and made by Borrower in favor of Lender which creates a security interest in favor of [redacted]

Pledged Securities: has the meaning assigned to such term in Section 2.1 of the Pledge Agreement.

Property: the parcel of real property and Improvements thereon owned by Mortgage Borrower and encumbered by the Mortgage; together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan as more particularly described in the Granting Clauses of the Mortgage and referred to therein as the Trust Property. The Property is known as Hilton San Francisco Financial District and is located at 750 Kearny Street, in San Francisco, California.

Property Condition Report: is defined in the Mortgage Loan Agreement.

Property Taxes: all (i) real estate Taxes, assessments, water rates or sewer rents, maintenance charges, impositions, mortgage recording taxes, vault charges and license fees ("***Real Estate Taxes***"), or (ii) personal property Taxes, in each case, now or hereafter levied or assessed or imposed against all or part of the Property.

Rating Agency: each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("***S&P***"), Moody's Investors Service, Inc. ("***Moody's***"), Fitch, Inc., DBRS, Inc., Kroll Bond Rating Agency or any other nationally-recognized statistical rating organization to the extent any of the foregoing have been engaged by Lender or its designee in connection with or in anticipation of any Secondary Market Transaction.

Rents: all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, economic stimulus, incentive or other similar payments received directly or indirectly from any Governmental Authority or quasi-Governmental Authority, whether in the form of aid, money, relief or another compensation scheme (including any of the foregoing initiated in connection with the COVID-19 virus or any other pandemic or epidemic), deposits (including security, utility and other deposits), accounts, cash, issues, profits, [redacted] received by or paid to or for the account of or benefit of Mortgage Borrower, Manager or any of their agents or employees from any and all sources arising from or attributable to the Property and the Improvements, including charges for parking, parking rents, oil, gas, water, steam, heat, ventilation, air-conditioning, electricity, license fees, maintenance fees, charges for Taxes, operating expenses or other amounts payable to Mortgage Borrower (or for the account of Mortgage Borrower), revenue from telephone services, vending and all revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, parking charges, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Mortgage Borrower, Manager or any of their agents or employees, or any operator or manager of the hotel or the commercial space located in the Improvements at the Property or acquired from others (including from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales, and proceeds, if any, from business interruption or other loss of income insurance.

Restricted Party: any of Mortgage Borrower, Sole Member, Borrower, any Guarantor, Manager, or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Mortgage Borrower, Sole Member, Borrower, any Guarantor, any Manager or any non-member manager, other than a natural person.

Security Documents: shall mean, collectively: (i) the Pledge Agreement, (ii) a notice of pledge to Sole Member, (iii) the Uniform Commercial Code financing statement filed with respect to the security interest in personal property created pursuant to the Pledge Agreement, (iv) the Pledged Securities, and (v) all other documents and agreements executed or delivered to Lender by Borrower or Sole Member in connection with any of the foregoing documents.

Servicer: a servicer selected by Lender to service the Loan.

Shortfall: has the meaning assigned to such term in the Mortgage Loan Agreement.

Sole Member: Justice Senior Pledgor, LLC, a Delaware limited liability company, the sole member of Mortgage Borrower.

State: the state in which the Property is located.

Stated Maturity Date: April 9, 2027, as the same may be extended pursuant to Section 2.8.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term: the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

Title Insurance Policy: the ALTA mortgagee title insurance policy in the form acceptable to Mortgage Lender issued with respect to the Property and insuring the Lien of the Mortgage.

Toxic Mold: any toxic mold or fungus at the Property which is of a type (i) that might pose a significant risk to human health or the environment or (ii) that would have a Material Adverse Effect.

Transfer: any voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.

UCC: the Uniform Commercial Code as in effect in the State or any other state applicable to any collateral for the Loan, as the case may be.

USALI: the Uniform System of Accounts for the Lodging Industry, current edition.

1.2 Index of Other Definitions. An index of other terms which are defined in this Agreement or in other Loan Documents is set forth on Schedule 1.

1.3 Principles of Construction. Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word "including" means "including but not limited to," and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP.

2. GENERAL LOAN TERMS.

2.1 The Loan. Borrower acknowledges and agrees that, as of the Closing Date, the [redacted] evidenced by the Restated Note, and the maturity date of the Loan will be extended and mature on the Stated Maturity Date. Borrower acknowledges that the additional proceeds of the Loan will [redacted] Mortgage Loan. No amount repaid in respect of the Loan may be reborrowed.

2.2 Interest; Waiver of Accrued Deferred Default Interest; Interest Accrual.

2.2.1 Generally.

(a) From and after the date hereof, interest on the outstanding principal balance [redacted]

(b) Borrower acknowledges that, as of March 28, 2025, the sum total of the [redacted] Borrower's obligation to pay such Deferred Default Interest accrued as of March 28, 2025. Such waiver applies only to the incremental interest on the Loan which accrued prior to March 28, 2025 [redacted] the non-Default Rate prior to the Closing Date or interest on the Loan which hereafter accrues with referenced to the Interest Rate.

(c) All accrued and unpaid interest (other than Deferred Default Interest waived as provided above) and the outstanding principal balance of the Loan shall be due and payable on the Maturity Date.

[redacted] of Default that first occurs after the Closing Date, the entire unpaid Debt shall bear interest at the Default Rate, calculated from the date such payment was due or such underlying Default shall have occurred without regard to any grace or cure periods contained herein, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

2.2.3 Taxes.

(a) Any and all payments by or on account of any obligation of Borrower hereunder and under the other Loan Documents shall be made free and clear of, and without deduction or withholding for, any Taxes, except as required by applicable law. If Borrower shall be required by applicable law (as determined in good faith discretion by Lender) to deduct or withhold any Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) if such Tax is an Indemnified Tax, the sum payable shall be increased as may be necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.2.3), Lender receives

an amount equal to the sum it would have received had no such deduction or withholding been made; (ii) Borrower shall make such deduction or withholding; and (iii) Borrower shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with [redacted] full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.2.3) payable or paid by Lender or required to [redacted] or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.2.3, Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment satisfactory to Lender in its reasonable discretion.

(b) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing, (i) any Lender that is a "United States Person" (as defined in Section 7701(a)(30) of the Code) shall deliver to Borrower on or about the date on which such Lender becomes a Lender under this Agreement, executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax and (ii) any Lender that is not a "United States Person" (as defined in Section 7701(a)(30) of the Code) shall, to the extent it is legally entitled to do so, deliver to Borrower on or about the date on which such Lender becomes a Lender under this Agreement, executed copies of whichever of the following is applicable: IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI, IRS Form W-8EXP, and IRS Form W-8IMY, and, in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, a certificate to the effect that such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code.

(c) Each party's obligations under this Section 2.2.3 shall survive any assignment of rights by a Lender, the termination, repayment, satisfaction or discharge of the Loan or any obligation under any Loan Document.

2.3 Loan Repayment.

2.3.1 Repayment. Borrower shall repay the principal of the Loan in full on the Maturity Date, together with all accrued and unpaid interest thereon to (but excluding) the date of [redacted] continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Loan, shall be applied by Lender as follows in the following order of priority: *First*, accrued and unpaid interest at the Interest Rate; *Second*, to principal of the Loan; and *Third*, to any other amounts then due and owing under the Loan Documents. During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on any of the Collateral shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect in Lender's sole and absolute discretion.

2.3.2 Required Prepayments. If and to the extent that no Cash Management Period (as defined in the Mortgage Loan Agreement exists) and Available Cash is not required to be paid to Mortgage Lender and is available for distribution by Mortgage Borrower to Sole Member (for further distribution to Borrower) in compliance with Section 5.35 of this Agreement, then Borrower shall cause Mortgage Borrower to make distributions of such Available Cash to Sole Member (for further distribution to Borrower), at least once on a quarterly basis (if Available Cash is available for distribution), and Borrower will pay all such distributed Available Cash to Lender to be applied by Lender toward repayment of the Debt.

2.3.3 Optional Prepayments. Borrower shall have the right to prepay all or any portion of the principal of the Loan on any Business Day provided that Borrower gives Lender at least thirty (30) days prior written notice thereof. Borrower may modify, revoke or cancel any such prepayment notice so long as (i) Borrower provides written notice to Lender of such modification, revocation or cancellation on or before the date that is two (2) Business Days prior [redacted] out-of-pocket costs and expenses actually incurred by Lender as a result of the original notice of prepayments and as a result of such revocation, cancellation or modification.

2.4 Release of Collateral. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of the Debt in accordance herewith, release or, if requested by Borrower, assign to Borrower's designee (without any representation or warranty by and without any recourse against Lender whatsoever) the Lien of the Loan Documents if not theretofore [redacted] of the Pledge Agreement, including Lender's reasonable out-of-pocket attorneys' fees.

2.5 Payments and Computations.

2.5.1 Making of Payments. Each payment by Borrower shall be made to Lender not later than 11:00 a.m., Pacific time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office or at such other place as Lender shall from time to time designate, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. All such payments shall be made irrespective of, and without any deduction, set-off or

counterclaim whatsoever, and with all costs and charges incurred in the collection or enforcement thereof, including attorneys' fees and court costs.

2.5.2 Computations. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed for which the calculation [redacted] (c) the outstanding principal balance of the Loan. Borrower understands and acknowledges that such interest accrual method results in more interest accruing on the Loan than if either a thirty [redacted]

2.5.3 [redacted]. If any principal, interest or other payment due under the Loan Documents (other than the outstanding principal amount of the Loan due on the Maturity Date) is not paid by Borrower on or prior to the date that is five days after the date such payment is due (or such greater period, if any, required by applicable Legal Requirements), [redacted] such unpaid sum or the maximum amount permitted by applicable Legal Requirements (the "***Late*** [redacted] Documents to the extent permitted by applicable law.

2.6 [redacted]. Effective as of the Closing Date, Lender hereby forever waives payment by or collection from Borrower of the full amount of the Deferred [redacted]

2.7 Reserved.

2.8 Extension Option. Borrower shall have the right, at its option, to extend the Stated Maturity Date until (i) April 9, 2028 (the "***First Extended Maturity Date***"), (ii) April 9, 2029 (the "***Second Extended Maturity Date***") and (iii) April 9, 2030 (the "***Third Extended Maturity Date***") (and the period of time during each such extension period being referred to herein as an "***Extension Period***") by giving notice of such extension to Lender at least thirty (30) days but no more than ninety (90) days prior to the then scheduled Stated Maturity Date. Upon receipt of such request to extend the Stated Maturity Date until the First Extended Maturity Date, the Second Extended Maturity Date or the Third Extended Maturity date, as the case may be, Lender will promptly confirm to Borrower in writing whether or not the Stated Maturity Date will be so extended, which extension will be granted upon the satisfaction of the following conditions:

(a) no monetary Default, material non-monetary Default or Event of Default shall be continuing at the time such request is made or on the then scheduled Stated Maturity Date; and

(b) Mortgage Borrower shall have satisfied all requirements for extension of the Mortgage Loan for a period co-terminus with the requested Extension Period and, the Mortgage

Loan shall be extended such that the term of the Mortgage Loan shall not expire prior to the expiration of the requested Extension Period.

If Borrower is unable to satisfy all of the foregoing conditions within the applicable time frames for each, Lender shall have no obligation to extend the Stated Maturity Date hereunder.

3. CASH MANAGEMENT AND RESERVES.

3.1 Cash Management Arrangements. Borrower shall at all times cause Mortgage Borrower and Manager to comply with the provisions of the Mortgage Loan Documents regarding the collection, deposit and use of income from the Property. All Rents (including Rents in the nature of sums payable by issuers of credit cards accepted at the Property or on-line travel agencies) to be transmitted directly by non-residential tenants of the Property into an Eligible Account (the "***Clearing Account***") established and maintained by Mortgage Borrower and approved by Mortgage Lender in its reasonable discretion, at a local bank selected by Mortgage Borrower, which shall at all times be an Eligible Institution (the "***Clearing Bank***") as more fully described in the Clearing Account Agreement. Funds deposited into the Clearing Account shall be swept by the Clearing Bank on a daily basis into Mortgage Borrower's operating account at the Clearing Bank, unless a Cash Management Period is continuing, in which event such funds shall be swept on a daily basis into an Eligible Account at the Deposit Bank controlled by Mortgage Lender (the "***Deposit Account***") and applied and disbursed in accordance with the Mortgage Loan Agreement. Mortgage Lender also may establish subaccounts of the Deposit Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as "***Subaccounts***"). The Clearing Account, Deposit Account and any Subaccount will be under the sole dominion and control of Mortgage Lender, and Mortgage Borrower shall have no right of withdrawal therefrom.

3.2 Required Repairs; PIP Work.

3.2.1 Completion of Required Repairs. Borrower shall cause Mortgage [redacted] Agreement) as and when required pursuant to the Mortgage Loan Agreement.

3.2.2 Required Repairs Reserves. On the date hereof, Mortgage Borrower shall deposit with Mortgage Lender a sum specified in the Mortgage Loan Agreement and Mortgage Lender shall cause such amounts to be transferred to a Subaccount (the "***Required Repairs Subaccount***"). Borrower will ensure that funds on deposit in the Required Repairs Subaccount will be used by Mortgage Borrower for Required Repairs in accordance with the Mortgage Loan Agreement. Upon Mortgage Borrower's completion of all Required Repairs in accordance with the provisions of the Mortgage Loan Agreement, Borrower shall cause Mortgage Borrower to transfer to Lender funds remaining in the Required Repairs Subaccount, if any, as and when released by Mortgage Lender to Mortgage Borrower, which such funds will be applied by Lender to repay the Debt.

3.2.3 PIP Work; PIP Subaccount. Borrower shall cause Mortgage Borrower to [redacted] Agreement) as and when required pursuant to the Mortgage Loan Agreement. On the date hereof, Mortgage Borrower shall deposit with Mortgage Lender a sum specified in the Mortgage Loan Agreement and Mortgage Lender shall cause such amounts to be transferred to a Subaccount (the "***PIP Subaccount***"), which funds shall be used, subject to the terms and conditions set forth in the Mortgage Loan Agreement, towards completion of the PIP Work. Upon reasonable advance notice, Borrower shall cause Mortgage Borrower to permit Lender and its representatives, to enter upon the Property, inspect the PIP Work and all materials to be used in the construction thereof and to examine the plans and specifications which are or may be kept at the construction site at all reasonable times and with reasonable advance notice. If Mortgage Borrower shall fail to deposit with Mortgage Lender any PIP Work Shortfall (or provided evidence acceptable to Mortgage Lender that no PIP Work Shortfall exists), in each case, in accordance with Section 3.2.3(b) of the Mortgage Loan Agreement, then Lender shall have the right, but shall not be obligated, to deposit the PIP Work Shortfall with Mortgage Lender, and Borrower shall repay to Lender, on demand, any amount paid by Lender, with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by the Pledge Agreement.

3.3 Real Estate Taxes. Borrower shall pay or shall cause Mortgage Borrower to pay all Real Estate Taxes now or hereafter levied or assessed or imposed against the Property or any part thereof at least thirty (30) days prior to delinquency; provided, however, Borrower's obligation to directly pay or to cause Mortgage Borrower to pay Real Estate Taxes shall be suspended for so long as Mortgage Borrower complies with the terms and provisions of Section 3.3 of the Mortgage Loan Agreement. If Mortgage Borrower shall fail to pay any Real Estate Taxes in accordance with Section 3.3 of the Mortgage Loan Agreement, or if there are insufficient finds in the Property Tax Subaccount (as defined in the Mortgage Loan Agreement) to pay any Real Estate Taxes, Lender shall have the right, but shall not be obligated, to pay such Real Estate Taxes, and Borrower shall repay to Lender, on demand, any amount paid by Lender, with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by the Pledge Agreement.

3.4 Insurance Premiums. Borrower shall pay or shall cause Mortgage Borrower to [redacted] however, Borrower's obligation to directly pay or to cause Mortgage Borrower to pay such Insurance Premiums shall be suspended for so long as Mortgage Borrower complies with the terms and provisions of Section 3.4 of the Mortgage Loan Agreement. If Mortgage Borrower shall fail to pay any Insurance Premiums in accordance with Section 3.4 of the Mortgage Loan Agreement, or if there are insufficient finds in the Insurance Subaccount (as defined in the Mortgage Loan Agreement) to pay any Insurance Premiums, Lender shall have the right, but shall not be obligated, to pay such Insurance Premiums, and Borrower shall repay to Lender, on demand, any amount paid by Lender, with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by the Pledge Agreement.

3.5 Capital/FF&E Expense Reserves. Borrower shall cause Mortgage Borrower pay to Mortgage Lender when due, monthly payments for deposit by Mortgage Lender into a Subaccount (the "***CapEx/FF&E Reserve Subaccount***"), which funds will be used to pay or reimburse Mortgage Borrower for Approved Capital/FF&E Expenses in accordance with Section 3.5 of the Mortgage Loan Agreement. If Mortgage Borrower shall fail to deposit with Mortgage Lender any required funds for deposit in the CapEx/FF&E Reserve Subaccount, as and when required pursuant to Section 3.5 of the Mortgage Loan Agreement, then Lender shall have the right, but shall not be obligated, to deposit such funds with Mortgage Lender, and Borrower shall repay to Lender, on demand, any amount paid by Lender, with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by the Pledge Agreement.

3.6 Carry Reserve. On the date hereof, Borrower shall cause Mortgage Borrower to deposit with Mortgage Lender a sum specified in the Mortgage Loan Agreement to establish a reserve for Shortfalls and Mortgage Lender shall cause such amounts to be transferred to a Subaccount (the "***Carry Reserve Subaccount***"). If Mortgage Borrower shall fail to deposit with Mortgage Lender any required funds for deposit in the Carry Reserve Subaccount, as and when required pursuant to Section 3.6 of the Mortgage Loan Agreement, then Lender shall have the right, but shall not be obligated, to deposit such funds with Mortgage Lender, and Borrower shall repay to Lender, on demand, any amount paid by Lender, with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by the Pledge Agreement. If and when the conditions to release of funds from the Carry Reserve Account, as specified in the Mortgage Loan Agreement, have occurred, Borrower shall cause Mortgage Borrower to transfer to Lender funds remaining in the Carry Reserve Subaccount, if any, as and when released by Mortgage Lender to Mortgage Borrower, which such funds will be applied by Lender to repay the Debt.

3.7 Reserved.

3.8 Security Deposits. Borrower shall cause Mortgage Borrower to keep and hold all security deposits under Leases in accordance with applicable Legal Requirements and at a separately designated account under Mortgage Borrower's control at the Clearing Bank so that the security deposits shall not be commingled with any other funds of Mortgage Borrower.

3.9 Cash Collateral Subaccount. Pursuant to the Mortgage Loan Agreement, all Available Cash will be paid to Mortgage Lender and shall be transferred by Lender into a Subaccount (the "***Cash Collateral Subaccount***") as cash collateral for the Mortgage Loan if any Cash Management Period shall have commenced (other than a Cash Management Period triggered solely by the Initial Cash Management Period). Borrower will cause Mortgage Borrower to comply with the requirements of the Mortgage Loan Documents regarding the use of funds generated by the operation of the Property.

3.10 Reserved.

3.11 Property Cash Flow Allocation.

(a) During any Cash Management Period, all Rents shall be applied in the order of priority set forth on Schedule 11 attached to the Mortgage Loan Agreement.

(b) Notwithstanding anything to the contrary contained in this Agreement, the Loan Documents, and/or the Mortgage Loan Documents, the parties hereto acknowledge and agree that, as to any clause or provision contained in this Agreement, the other Loan Documents, and/or the Mortgage Loan Documents to the effect that payments, distributions, or other similar effect are to be made by or on behalf of Mortgage Borrower to Lender or applied to the Loan, such clause or provision shall be deemed to mean, and shall be construed as meaning, that Mortgage Lender shall pay to Mortgage Borrower, and Mortgage Borrower shall then immediately distribute to its Sole Member, and Sole Member shall then immediately distributed to Borrower, as its sole member, pursuant to and in accordance with the organizational documents of Mortgage Borrower, Sole Member and Borrower and applicable law, any such amounts, which distribution shall be immediately payable to Lender, and any such clause or provision shall not be construed as meaning that Mortgage Borrower or Sole Member is acting on behalf of, holding out its credit for, or paying the obligations of, Borrower, directly or in any other manner that would violate any of the special purpose entity covenants contained in this Agreement, the Mortgage Loan Agreement or other similar covenants contained in the organizational documents for Mortgage Borrower, Sole Member and Borrower.

4. REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants to Lender as of the date hereof that, in its capacity as the sole member of Sole Member, in its capacity as the sole member of Mortgage Borrower and, except to the extent (if any) disclosed on Schedule 3 with reference to a specific Section of this Article 4:

4.1 Title. Mortgage Borrower has good, marketable and indefeasible title in fee to the real property and good title to the balance of the Property, free and clear of all Liens except the Permitted Encumbrances.

4.2 Physical Condition. Except as may be expressly set forth in the Property Condition Report, the Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects, and there exists no structural or other material defects or damages to the Property, whether latent or otherwise. Mortgage Borrower has not received any written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or any termination or threatened termination of any policy of insurance or bond. No portion of the Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if so located, the flood insurance required pursuant to the Mortgage Loan Agreement is in full force and effect with respect to that portion of the Property. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

4.3 **Survey/Boundaries**. The Survey does not fail to reflect any material matter affecting the Property or the title thereto. All of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances affecting the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property, except those which are set forth on the Survey and insured against by the Title Insurance Policy.

4.4 [redacted] a portion of any other tax lot that is not a part of the Property.

4.5 **Easements; Utilities and Public Access**. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, "***Easements***"), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and are in full force and effect without default thereunder. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service it for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property absent a valid easement. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.6 **Assessments**. There are no pending or, to Borrower's knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

4.7 **Purchase Options**. Neither the Property nor any part thereof is subject to any purchase options, rights of first refusal, rights of first offer or other similar rights in favor of third parties.

4.8 **Condemnation**. No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

4.9 **Compliance**. Mortgage Borrower and the Property (including the Improvements) and the use thereof comply in all material respects with all applicable Legal Requirements (including with respect to parking, building and applicable zoning and land use laws, codes, regulations and ordinances) and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to Mortgage Borrower or Borrower, at any time in force affecting all or any portion of the Property. Mortgage Borrower has not received any written notice of any default or violation by Mortgage Borrower of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might have a Material Adverse Effect, and neither Borrower nor Mortgage Borrower is otherwise aware of any such default or violation. Mortgage Borrower has not committed any act which may give any

Governmental Authority the right to cause Mortgage Borrower to forfeit the Property or any part thereof or any monies paid in performance of Mortgage Borrower's obligations under any of the Loan Documents. The Property is used exclusively for hospitality use and other appurtenant and related uses. All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required of Mortgage Borrower for the legal use, occupancy and operation of the Property for its current use (collectively, the "***Licenses***"), have been obtained and are in full force and effect. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property and all other restrictions, covenants and conditions affecting the Property. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending and, to the knowledge of Mortgage Borrower, no legal proceedings are threatened with respect to the zoning of the Property. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property.

4.10 No Liens. Except for the Mortgage and the Mortgage Pledge, there are no Liens (other than Permitted Encumbrances) affecting the Property, the Pledged Securities (as such term is defined in the Mortgage Pledge), or the Collateral. There are no mechanics', materialman's or other similar Liens or claims which have been filed for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal or coordinate priority with, the Liens created by the Mortgage Loan Documents. The Permitted Encumbrances, individually or in the aggregate, do not (a) materially interfere with the benefits of the security intended to be provided by this Agreement, (b) materially and adversely affect the value, operation or use of the [redacted] the Loan, respectively.

4.11 Filing, Recording and Other Taxes. All transfer Taxes, deed stamps, intangible Taxes or other amounts in the nature of transfer Taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of the Property to Mortgage Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar Taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Mortgage Loan Documents have been paid or are being paid simultaneously herewith. All Taxes and governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Insurance Policy.

4.12 Tax Filings. To the extent required, Mortgage Borrower and Borrower have filed (or have obtained effective extensions for filing) all federal, state, commonwealth, district and local Tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state, commonwealth, district and local Taxes, charges and assessments payable by Mortgage Borrower and Borrower. Borrower's Tax returns (if any) properly reflect the income and Taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable Tax authority upon audit.

4.13 Proceedings; Enforceability. Borrower has the power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party and all the transactions contemplated thereby. The Loan Documents to which Borrower is a party have been duly authorized, executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, Sole Member or any Guarantor including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and none of Borrower, Sole Member or Guarantors have asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.14 No Conflicts. The execution, delivery and performance of the Loan Documents by Borrower and the transactions contemplated hereby will not conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of Borrower pursuant to the terms of, any agreement or instrument or organizational document to which Borrower is a party or by which it or its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of its properties. Mortgage Borrower's rights under the Licenses, the Franchise Agreement and the Management Agreement will not be adversely affected by the execution and delivery of the Mortgage Loan Documents, Mortgage Borrower's performance thereunder, the recordation of the Mortgage, or the exercise of any remedies by Mortgage Lender. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority or any other Person required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, the Loan Documents or the consummation of the transactions contemplated hereby, has been obtained and is in full force and effect. In addition, the Pledge Agreement, together with any Uniform Commercial Code financing statements required to be filed in connection therewith and the delivery of the original Certificate (as defined in the Pledge Agreement) to Lender, will create a valid, first priority, perfected Lien on Borrower's interest in the Collateral, all in accordance with the terms thereof.

4.15 Organization; Special Purpose.

(a) Each of Borrower and Sole Member has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. Each of Borrower and Sole Member is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations.

(b) Each of Borrower and Sole Member has at all times since its formation been, and as of the date hereof is, a Special Purpose Bankruptcy Remote Entity.

4.16 Other Debt. There is no indebtedness with respect to the Property or any indebtedness secured by excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.

4.17 Ownership of Borrower. Borrower's exact legal name is: Justice Mezzanine Company, LLC. Borrower is a limited liability company, and the jurisdiction in which Borrower is organized is: Delaware. Borrower's Delaware Organizational I.D. number is 5430979. The sole member of Mortgage Borrower is Sole Member. The sole member of Sole Member is Borrower. The membership interests in each of Mortgage Borrower, Borrower and Sole Member are owned free and clear of all Liens (other than the Mortgage Loan Liens), warrants, options and rights to purchase. Borrower has no obligation to any Person to purchase, repurchase or issue any ownership interest in it. The organizational chart attached hereto as **Schedule 2** is complete and [redacted] Borrower, Sole Member and Borrower.

4.18 Name; Principal Place of Business. Borrower does not use and will not use any trade name and has not done and will not do business under any name other than its actual name set forth herein. The principal place of business of Borrower is its primary address for notices as set forth in Section 6.1, and Borrower has no other place of business.

4.19 No Bankruptcy Filing. Neither Mortgage Borrower, Borrower, Guarantors, Sole Member nor any Person that directly or indirectly Controls Mortgage Borrower, Borrower, Sole Member or Guarantors is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of Mortgage Borrower's, Sole Member's or Borrower's assets or properties (a "***Bankruptcy Proceeding***"), and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons. In addition, none of Mortgage Borrower, Borrower, Sole Member, Guarantors, Key Principal, or any principal or Affiliate of Mortgage Borrower, Borrower, Sole Member, Guarantors or Key Principal has been a party to, or the subject of a Bankruptcy Proceeding for the past ten (10) years.

4.20 Fraudulent Transfer. Borrower has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower's assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower's total liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and

other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of the obligations of Borrower).

4.21 ERISA; No Plan Assets; Labor.

(a) As of the date hereof and throughout the Term (i) none of Mortgage Borrower, Sole Member, Borrower, any Guarantor or any ERISA Affiliate sponsor, are obligated to contribute to, or are themselves an "employee benefit plan," as defined in Section 3(3) of ERISA or a "plan" as defined in Section 4975 of the Code, (ii) none of the assets of Mortgage Borrower, Sole Member, Borrower or any Guarantor constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as modified in operation by Section 3(42) of ERISA, (iii) none of Mortgage Borrower, Sole Member, Borrower or any Guarantor is or will be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Mortgage Borrower, Sole Member, Borrower or any Guarantor are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans. Except for contributions to a Multiemployer Plan required to be made under one or more of the CBAs, as of the date hereof, none of Mortgage Borrower, Sole Member, Borrower, any Guarantor or, with respect to the Property, Manager, maintains, sponsors or contributes to or has any obligation (whether contractual or otherwise) with respect to a "multiemployer pension plan" (within the meaning of Section 3(37)(A) of ERISA). As of the date hereof, none of Mortgage Borrower, Sole Member, Borrower, any Guarantor or any ERISA Affiliate or, with respect to the Property, Manager, maintains, sponsors or contributes to or has any obligation (whether contractual or otherwise) with respect to a "defined benefit plan" (within the meaning of Section 3(35) of ERISA). Borrower, each Guarantor and, with respect to the Property, Manager, and, except as would not reasonably be expected to result in material liability to Mortgage Borrower, Sole Member, Borrower or Guarantors, each ERISA Affiliate, have made all contributions required under any Multiemployer Plan. As of the date hereof, the aggregate potential withdrawal liability, as determined in accordance with Title IV of ERISA and the terms of such Multiemployer Plan, of Mortgage Borrower, Sole Member, Borrower, Guarantors, and, with respect to the Property, Manager, with respect to all Multiemployer Plans, would not result in liability to Mortgage Borrower, Sole Member, Borrower or Guarantors and as of the date hereof, the aggregate potential withdrawal liability, as determined in accordance with Title IV of ERISA and the terms of such Multiemployer Plan, of ERISA Affiliates would not result in a Material Adverse Effect. None of Borrower or Guarantors has engaged in any transaction in connection with which it could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material Tax imposed under the provisions of Section 4975 of the Code.

(b) The Manager, and not Mortgage Borrower, is the employer of all of the employees at the Property, whether or not subject to a collective bargaining agreement. Other than the CBAs, neither Mortgage Borrower nor, with respect to the Property, Manager, is a party to, and neither Mortgage Borrower nor, with respect to the Property, the Manager or any other person, is bound by, any collective bargaining agreements or union contracts with respect to any employees or other laborers at the Property and no such agreement or contract is currently being negotiated by Mortgage Borrower or any of its Affiliates. Mortgage Borrower and, with respect to the Property, Manager, are in compliance with the CBAs. There are no material grievances,

disputes or controversies with any union or other organization of employees at the Property, including employees of Mortgage Borrower, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

4.22 Litigation. There are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or, to Borrower's knowledge, threatened in writing against or affecting Mortgage Borrower, Borrower, Sole Member, any Guarantor, the Manager or the Property, which, if adversely determined, might have a Material Adverse Effect.

4.23 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might have a Material Adverse Effect. Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default might have consequences that would have a Material Adverse Effect. Neither Mortgage Borrower nor Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound, and to Borrower's knowledge, there are no defaults under any such agreement by any other party thereto.

4.24 Full and Accurate Disclosure. No statement of fact made by Borrower in any Loan Document contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to Borrower that has not been disclosed to Lender which adversely affects, or, as far as Borrower can foresee, might have a Material Adverse Effect. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Mortgage Borrower, Borrower, Guarantors and the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Mortgage Borrower, Borrower, Guarantors and the Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. Neither Mortgage Borrower nor Borrower has any contingent liabilities, liabilities for Taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Mortgage Borrower, Borrower, Guarantors or the Property from that set forth in said financial statements.

4.25 Leases. The rent roll attached as Schedule 4 to the Mortgage Loan Agreement (the "***Rent Roll***") is true, complete and correct and the Property is not subject to any Leases other than the Leases described in the Rent Roll. Except as set forth on the Rent Roll: (i) each Lease is in full force and effect and all conditions precedent to each tenant's obligations under the related Lease have been satisfied; (ii) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under the Leases, and there are no offsets, claims or defenses to the enforcement thereof; (iii) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (iv) the rent payable under each Lease is the amount

of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (v) no tenant has made any claim against the landlord under any Lease which remains outstanding, there are no defaults on the part of the landlord under any Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (vi) to Borrower's best knowledge, there is no present material default by the tenant under any Lease; (vii) all security deposits under Leases are as set forth on the Rent Roll and are held consistent with the requirements of the Mortgage Loan Agreement; (viii) Mortgage Borrower is the sole owner of the entire lessor's interest in each Lease; (ix) each Lease is the valid, binding and enforceable obligation of Mortgage Borrower and the applicable tenant thereunder; (x) no Person has any possessory interest in, or right to occupy, the Property except under the terms of the Leases and Hotel Transactions; (xi) each Lease is subordinate to the Mortgage Loan Documents, either pursuant to its terms or pursuant to a subordination and attornment agreement; (xii) all work to be performed by the landlord (Mortgage Borrower or Mortgage Borrower's predecessor in interest) under each Lease has been performed as required and has been accepted by the tenant under such Lease; (xiii) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by the landlord to any tenant under any Lease has already been received by such tenant; (xiv) no Tenant under any Lease (or any sublease) is an Affiliate of Mortgage Borrower or Borrower; (xv) all tenants under the Leases are open for business and paying full, unabated rent; (xvi) there are no brokerage fees or commissions due and payable in connection with the leasing of space at the Property; and (xvii) no tenant under any Lease has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises. The copies of the Leases delivered to Lender are true and complete, and there are no oral agreements with respect thereto. None of the Leases contains any option to purchase or right of first refusal to purchase the Property or any part thereof. Neither the Leases nor the Rents have been assigned or pledged except to Mortgage Lender. To Borrower's knowledge, no tenant has made an assignment for the benefit of creditors, or is subject to any federal or state bankruptcy or reorganization arrangement pursuant to federal bankruptcy law or any similar federal or state law, or any proceeding for the dissolution or liquidation of such tenant.

4.26 <u>Contracts; Major Contracts</u>.

(a) There are no service, maintenance or repair contracts affecting the Property that are not terminable on one month's notice or less without cause and without penalty or premium. All service, maintenance or repair contracts affecting the Property have been entered into at arms-length in the ordinary course of Mortgage Borrower's business. Each of such agreements is in full force and effect, there are no monetary or other material defaults by Mortgage Borrower thereunder and, to the best knowledge of Borrower, there are no monetary or other material defaults thereunder by any other party thereto. No agreement or instrument to which Mortgage Borrower is a party or is subject, or to which the Property is subject, provides any Person with the right to obtain, a Lien on the Property superior to the Lien of the Mortgage.

(b) Mortgage Borrower has delivered true, correct and complete copies of the Major Contracts (including all amendments and supplements thereto) to Lender. Mortgage Borrower has not entered into, and is not bound by, any Major Contract which continues in

existence, except those previously disclosed in writing to Lender. None of Mortgage Borrower, Manager or any other Person acting on Mortgage Borrower's behalf has given or received any notice of default under any Major Contract that remains uncured or in dispute. No Major Contract has as a party an Affiliate of Mortgage Borrower or Borrower.

4.27 Management Agreement. The Management Agreement is in full force and effect. There is no default, breach or violation existing thereunder, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto.

4.28 Operations Agreements. Each Operations Agreement is in full force and effect and neither Mortgage Borrower nor, to Borrower's knowledge, any other party to any Operations Agreement, is in default thereunder, and to Borrower's knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder.

4.29 Hazardous Substances. Except as expressly set forth in the Environmental Site Assessment, (i) the Property is not in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, [redacted] Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any Legal Requirements relating to Toxic Mold, any state super-lien and environmental clean-up statutes, any local law requiring related permits and licenses, any common law relating to Toxic Mold or other Hazardous Substances, and all amendments to and regulations in respect of the foregoing laws (collectively, "***Environmental Laws***"); (ii) the Property is not subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic and/or dangerous substances, including, Toxic Mold, or any other substances or materials which are included under or regulated by Environmental Laws (collectively, "***Hazardous Substances***"); (iii) to Borrower's knowledge, after due inquiry, no Hazardous Substances are or have been (including the period prior to Mortgage Borrower's acquisition of the Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Property other than in compliance with all Environmental Laws; (iv) to Borrower's knowledge, after due inquiry, no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Property; (v) no underground storage tanks exist on the Property and the Property has never been used as a landfill; and (vi) there have been no environmental investigations, studies, audits, reviews or other analyses conducted by or on behalf of Mortgage Borrower or Borrower or which are in Mortgage Borrower's or Borrower's possession which have not been provided to Lender.

4.30 Embargoed Person. None of the funds or assets of any Guarantor, Mortgage Borrower or Borrower constitute property of, or are beneficially owned directly or, to Borrower's best knowledge, indirectly, by any Embargoed Person (as hereinafter defined), (b) no Embargoed Person has any direct interest, and to Borrower's best knowledge, as of the date hereof, based upon reasonable inquiry by Borrower, indirect interest, of any nature whatsoever in Mortgage Borrower

or Borrower or any Guarantor, as applicable, with the result that the investment in Mortgage Borrower or Borrower or any Guarantor, as applicable (whether directly or indirectly), is prohibited by any Legal Requirement or the Loan is in violation of any Legal Requirement and (c) neither Mortgage Borrower nor any constituent member of Mortgage Borrower (including Sole Member and Borrower) has been previously indicted for or convicted of any Patriot Act Offense, or is currently under investigation by any Governmental Authority with respect to any alleged Patriot Act Offense.

4.31 Anti-Money Laundering. None of the funds of Mortgage Borrower, Borrower, Sole Member or any Guarantor, as applicable, that are used to consummate this transaction or to operate the Property are derived from or are the proceeds of any unlawful activity, with the result that the investment in Mortgage Borrower, Borrower, Sole Member or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law or may cause any of the Property to be subject to forfeiture or seizure. Borrower has ascertained the identity of all persons and entities who have provided funds to capitalize Mortgage Borrower and Borrower and has conducted verification procedures which are sufficient to establish the identity and source of such funds.

4.32 Federal Reserve Regulations; Investment Company Act; Bank Holding Company. No part of the proceeds of the Loan has been or will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document. Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; or (ii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money. Borrower is not a "bank holding company" or a direct or indirect subsidiary of a "bank holding company" as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

4.33 Franchise Agreement. The Franchise Agreement is in full force and effect, there is no default, breach or violation existing thereunder by Mortgage Borrower or, to Borrower's knowledge after due inquiry, Franchisor, and, to Borrower's knowledge, no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by Borrower or, to Mortgage Borrower's knowledge, Franchisor.

4.34 Collateral.

(a) Borrower is the sole beneficial owner of the Collateral and no Lien exists or will exist (except the Liens created by the Loan Documents) upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person).

(b) The Collateral is not and will not be subject to any contractual restriction upon the transfer thereof (except for any such restriction contained in the Pledge Agreement).

(c) The chief place of business of Borrower and the office where Borrower keeps its records concerning the Collateral will be located at all times at the address specified as Borrower's address in Section 6.1.

(d) The Pledged Securities have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any options to purchase or similar rights of any Person.

(e) The Security Documents create a valid security interest in the Collateral, securing the payment of the Debt, and upon the filing in the appropriate filing offices of the financing statements to be delivered pursuant to this Agreement, such security interests will be perfected, first priority security interests, and all filings and other actions necessary to perfect such security interests will have been duly taken. Upon the exercise of its rights and remedies under the Pledge Agreement, Lender will succeed to all of the rights, titles and interest of Borrower in Sole Member without the consent of any other Person and will, without the consent of any other Person, be admitted as the sole member of Sole Member.

4.35 No Contractual Obligations. Other than the Loan Documents and the organizational documents of Sole Member and Borrower, as of the date of this Agreement, Sole Member is not subject to any Contractual Obligations and has not entered into any agreement, instrument or undertaking by which it or its assets are bound.

4.36 Mortgage Loan. The Mortgage Loan Documents set forth the entire understanding of the parties thereto with respect to the subject matter thereof. The Mortgage Loan Documents are in full force and effect, not having been amended, modified, terminated, assigned or otherwise changed, or the provisions thereof waived, except as permitted hereunder. There are no Mortgage Loan Documents except those described on **Schedule 5** attached hereto. Borrower has delivered to Lender true, correct and complete copies of the Mortgage Loan Documents. Mortgage Borrower has received no notice from Mortgage Lender that an "Event of Default" (as defined in the Mortgage Loan Agreement) has occurred and is continuing under the Mortgage Loan Documents. There are no offsets, claims or defenses to the enforcement by Mortgage Borrower thereof presently outstanding and Mortgage Borrower has not received a written notice of default thereunder. Borrower has reviewed the representations and warranties made by, and covenants of, Mortgage Borrower to and for the benefit of Mortgage Lender contained in the Mortgage Loan Documents and such representations and warranties are true, correct and complete and such representations and warranties are incorporated herein by this reference as if set forth at length herein.

4.37 Survival. All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, provided, however, that the representations, warranties and covenants set forth in Section 4.29 shall survive in perpetuity.

5. COVENANTS.

Until the end of the Term, Borrower hereby covenants and agrees with Lender that:

5.1 Warranty of Title. Borrower will (i) cause Mortgage Borrower to warrant and defend the title to the Property, and the validity and priority of all Liens granted or otherwise given to Mortgage Lender under the Mortgage Loan Documents, subject only to the Permitted Encumbrances, and (ii) warrant and defend title to the Collateral and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents against the claims of all Persons.

5.2 Existence. Each of Borrower and Sole Member shall, and shall cause Mortgage Borrower to (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises; (ii) continue to engage in the business presently conducted by it; (iii) obtain and maintain all Licenses and all applicable governmental authorizations; and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property.

5.3 Dissolution. Borrower shall not engage (and shall not permit Mortgage Borrower and Sole Member to engage) in any dissolution, liquidation or consolidation, division or merger with or into any one or more other business entities.

5.4 Change of Name, Identity or Structure. Neither Borrower nor Sole Member shall change its name, identity (including its trade name or names) or its corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's or Sole Member's structure, without first obtaining the prior written consent of Lender, which consent may be given or withheld by Lender in its sole discretion. Borrower hereby authorizes Lender to file, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement amendment required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein.

5.5 Principal Place of Business. Borrower shall not change (or permit Sole Member to change) its principal place of business or chief executive office without first giving Lender thirty (30) days' prior notice.

5.6 Special Purpose Bankruptcy Remove Entity. Each of Borrower and Sole Member shall at all times be a Special Purpose Bankruptcy Remote Entity. Neither Borrower nor Sole Member shall directly or indirectly make any change, amendment or modification to its or Sole Member's organizational documents, or otherwise take any action which could result in Borrower or Sole Member not being a Special Purpose Bankruptcy Remote Entity. A "Special Purpose Bankruptcy Remote Entity" shall have the meaning set forth on **Schedule 6** hereto.

5.7 Assumption in Non-Consolidation Opinion. Each of Mortgage Borrower and Sole Member shall each conduct its business so that the assumptions (with respect to each Person)

made in that certain substantive non-consolidation opinion letter dated the date hereof delivered by Mortgage Borrower's counsel in connection with the Mortgage Loan, shall be true and correct in all respects.

5.8 **Change in Business or Operation of Property**. Borrower shall not (i) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents or (ii) make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

5.9 **Indebtedness**. Borrower shall not directly or indirectly create, incur or assume any indebtedness other than (i) the Debt and (ii) as to Sole Member and Mortgage Borrower only, Permitted Indebtedness as defined in the Mortgage Loan Agreement.

5.10 **Liens**. Without Lender's prior written consent, Borrower shall not create, incur, assume, permit or suffer to exist any Lien on all or any portion of the Collateral or any direct or indirect legal or beneficial ownership interest in Mortgage Borrower, Sole Member or Borrower, except Liens in favor of Lender and the Liens of the Mortgage Pledge.

5.11 **Prohibited Transfers**.

(a) Borrower shall not, without the prior written consent of Lender, cause or permit a Transfer of the Property or the Collateral or any part thereof or any legal or beneficial interest therein nor permit a Transfer of an interest in any Restricted Party, nor otherwise permit a dissolution of a Restricted Party, other than (i) pursuant to Leases of the Property and Hotel Transactions, in each case, as permitted by the terms of the Mortgage Loan Agreement, and (ii) Permitted Transfers (any such Transfer, other than a Permitted Transfer, is referred to herein, as a "***Prohibited Transfer***"). A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to (or consents to) sell the Property, the Collateral or any part thereof for a price to be paid in installments; (ii) an agreement by Mortgage Borrower leases all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgage Borrower's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Transfer of such corporation's stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited, general or limited liability partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Transfer of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Transfer of the membership interest of any member or any profits or proceeds relating to such membership interest or the creation or issuance of new membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Transfer of the legal or beneficial interest in such Restricted Party or the creation or issuance of new legal or beneficial interests;

(vii) the removal or the resignation of Manager other than in accordance with Section 5.18.2 of the Mortgage Loan Agreement; or (viii) any deed-in-lieu or consensual foreclosure relating to the Property with or for the benefit of Mortgage Lender or any Affiliate thereof.

(b) Borrower shall provide Lender with copies of all organizational documents (if any) relating to any Permitted Transfer. Borrower shall pay on demand all of the reasonable out-of-pocket costs and expenses incurred by Lender, including reasonable attorneys' fees and expenses in connection with considering any proposed Transfer, whether or not the same is permitted or occurs.

5.12 <u>Taxes and Other Charges</u>. Borrower shall pay (or cause Mortgage Borrower to [redacted] and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the [redacted] would be delinquent if not paid (provided, however, that Borrower need not pay any Real Estate Taxes nor furnish such receipts for payment of Real Estate Taxes paid by Mortgage Lender pursuant to the provisions of the Mortgage Loan Agreement). Borrower shall promptly pay (or cause Mortgage Borrower to pay, as applicable) for all utility services provided to the Property. After prior notice to Mortgage Lender and Lender, Mortgage Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with [redacted] to the extent permitted by the terms of the Mortgage Loan Agreement.

5.13 <u>No Joint Assessment</u>. Borrower shall not (and shall not permit Mortgage Borrower to) suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, or (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

5.14 <u>Repairs; Maintenance and Compliance; Alterations</u>.

5.14.1 <u>Repairs; Maintenance and Compliance</u>. Borrower shall cause Mortgage Borrower to maintain the Property in a good and safe condition and repair and to not remove, demolish or alter the Improvements or Equipment (except for alterations performed in accordance with <u>Section 5.14.2</u> of the Mortgage Loan Agreement and normal replacement of Equipment with Equipment of equivalent value and functionality). Borrower shall cause Mortgage Borrower to promptly repair, replace or rebuild any part of the Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair. Borrower shall cause Mortgage Borrower to promptly comply with all Legal Requirements and promptly cure any violation of a Legal Requirement. Borrower shall notify Lender in writing within three (3) Business Days after Borrower or Mortgage Borrower first receives notice of any such non-compliance.

5.14.2 <u>Alterations</u>. Mortgage Borrower may, without Lender's consent, perform alterations to the Improvements and Equipment which (i) do not constitute a Material Alteration,

(ii) do not adversely affect Mortgage Borrower's financial condition or the value or net operating income of the Property and (iii) are in the ordinary course of Mortgage Borrower's business. Mortgage Borrower shall not perform any Material Alteration without Mortgage Lender's prior written consent, and except in accordance with the provisions of Section 5.14.2 of the Mortgage Loan Agreement.

5.15 Access to Property. Borrower shall (and shall cause Sole Member and Mortgage Borrower to) permit agents, representatives, consultants and employees of Lender to inspect the [redacted] notice to Borrower.

5.16 Environmental Indemnity. Reference is hereby made to the Environmental Indemnity. Borrower hereby acknowledges and agrees that the Environmental Indemnity and Borrower's obligations, covenants, agreements and duties thereunder remain in full force and effect, notwithstanding the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Borrower hereby unconditionally ratifies, reaffirms and confirms the Environmental Indemnity. Borrower hereby ratifies and reaffirms its obligations under the Environmental Indemnity. Borrower further agrees that all references in the Environmental Indemnity to the terms "Loan," "Loan Agreement," "Note," and "Pledge Agreement" shall mean and refer to the Loan, Loan Agreement, Note and Pledge Agreement, respectively, as each is defined in this Agreement. On the date hereof, Borrower will cause Guarantors to execute a ratification agreement, in form acceptable to Lender, to acknowledge Guarantors agreement to the foregoing and Guarantors ratification and reaffirmation of the Environmental Indemnity and Guarantors' obligations thereunder.

5.17 Leases. Borrower shall cause Mortgage Borrower to comply at all times with Section 5.17 of the Mortgage Loan Agreement regarding Leases of the Property. Upon request, Borrower shall cause Mortgage Borrower to furnish Lender with executed copies of all Leases then in effect.

5.18 Property Management.

5.18.1 Management Agreement. Borrower shall (i) cause the Property to be managed pursuant to the Management Agreement; (ii) promptly perform and observe or cause Mortgage Borrower to perform and observe all of the covenants required to be performed and observed by Mortgage Borrower under the Management Agreement and do all things reasonably necessary to preserve and to keep unimpaired Mortgage Borrower's rights thereunder; (iii) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement; (iv) promptly notify Lender of any default, in any material respect, under the Management Agreement of which it is aware; and (v) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other material notice and report received by Mortgage Borrower under Article 8 of the Management Agreement (as in effect on the date hereof, and any similar provisions in any replacement Management Agreement entered into after the date hereof in accordance with the terms of this Agreement). Without Lender's prior written consent, Borrower shall not permit Mortgage Borrower to (a) surrender, terminate, cancel, extend

or renew the Management Agreement or otherwise replace the Manager or enter into any other management agreement (except pursuant to Section 5.18.2 hereof and of the Mortgage Loan Agreement); (b) reduce or consent to the reduction of the term of the Management Agreement; (c) increase or consent to the increase of the amount of any charges under the Management Agreement; (d) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, the Management Agreement; or (e) suffer or permit the occurrence and continuance of a default beyond any applicable cure period by Mortgage Borrower under the Management Agreement (or any successor management agreement) if such default permits the Manager to terminate the Management Agreement (or such successor management agreement).

5.18.2 Termination of Manager. Subject to the rights of Mortgage Lender under the provisions of the Mortgage Loan Agreement, if (i) an Event of Default shall be continuing, (ii) Manager is in default under the Management Agreement beyond any applicable notice and cure period, (iii) Manager shall become a debtor in any bankruptcy or insolvency proceeding, or (iv) upon the gross negligence, malfeasance or willful misconduct of Manager, Borrower shall, within thirty (30) days following written request by Lender (or Mortgage Lender, as applicable), cause Mortgage Borrower to terminate the Management Agreement and replace Manager with a replacement manager acceptable to Lender and Mortgage Lender. Borrower's failure to cause [redacted] Mortgage Lender's request of Borrower or Mortgage Borrower, as applicable, to terminate the Management Agreement shall constitute an immediate Event of Default. Borrower may permit Mortgage Borrower to from time to time appoint a successor manager to manage the Property, which successor manager and Management Agreement shall be approved in writing by Lender and Mortgage Lender. If at any time Lender consents to the appointment of a new manager, such new manager and Mortgage Borrower shall, as a condition of Lender's consent, execute a consent and subordination of management agreement substantially in the form of the Consent and Subordination of Manager of even date herewith executed and delivered by Manager to Lender.

5.19 Approval of Major Contracts. Borrower shall not, without Lender's prior consent, and shall not permit Mortgage Borrower to: (a) enter into, surrender or terminate any Major Contract to which it is a party or to which Mortgage Borrower, Borrower or the Property is subject (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (b) increase or consent to the increase of the amount of any charges under any Major Contract to which it is a party or to which Mortgage Borrower, Borrower or the Property is subject, except as provided therein or on an arm's-length basis and commercially reasonable terms; or (c) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Major Contract to which it is a party or to which Mortgage Borrower, Borrower or the Property is subject in any material respect, except on an arm's-length basis and commercially reasonable terms.

5.20 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

5.21 Licenses. Borrower shall not permit Mortgage Borrower to Transfer any License required for the operation of the Property.

5.22 Compliance with Restrictive Covenants, Etc. Borrower shall at all times comply, and cause Mortgage Borrower to comply, in all material respects with all Operations Agreements. Borrower will not, and will not permit Mortgage Borrower to, enter into, modify, waive in any material respect or release any Easements, Operations Agreements or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender's prior written consent.

5.23 Performance of Other Agreements. Borrower shall, and shall cause Mortgage Borrower to, observe and perform each and every term to be observed or performed by it pursuant to the terms of any agreement or instrument affecting or pertaining to the Property.

5.24 ERISA.

(a) None of Mortgage Borrower, Borrower, Sole Member or any Guarantor shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender or any assignee of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code.

(b) The covenant in clause (a) above is based on the assumption that no portion of the assets used by Lender in connection with the transactions contemplated under this Agreement and the other Loan Documents constitutes assets of a "benefit plan investor" as defined in Section 3(42) of ERISA and with respect to which Mortgage Borrower, Borrower, Sole Member or any Guarantor is a party in interest (as defined in Section 3(14) of ERISA) or a disqualified person (as defined in Section 4975 of the Code) unless the conditions of an available prohibited transaction exemption are satisfied.

(c) None of Mortgage Borrower, Borrower, Sole Member, Guarantors or, with respect to the Property, Manager, shall maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or Multiemployer Plan other than Multiemployer Plans as required by the CBAs. Borrower shall not permit the assets of Mortgage Borrower, Borrower, Sole Member or any Guarantor to become "plan assets," within the meaning of 29 C.F.R. 2510.3-101, as modified in application by Section 3(42) of ERISA.

(d) On Lender's reasonable request, Borrower shall provide Lender with an estimate of the liability of Mortgage Borrower, Borrower, Sole Member, all Guarantors, all ERISA Affiliates and, with respect to the Property, Manager, in connection with a complete or partial withdrawal from any Multiemployer Plan (if any) to which any of them may have liability.

(e) Mortgage Borrower, Borrower, Sole Member, each Guarantor and, with respect to the Property, Manager, shall not (i) withdraw or effect a partial or complete withdrawal (as described in ERISA Section 4203 or 4205) from any Multiemployer Plan, if such termination

or withdrawal would subject Mortgage Borrower, Borrower, Sole Member, any Guarantor, or any ERISA Affiliate to liability (including under any contract), (ii) fail to make any contribution or payment to a Multiemployer Plan which it is required to make, if any; or (iii) allow or permit to exist any other event or condition known or that reasonably should be known, which event or condition could subject Mortgage Borrower, Borrower, Sole Member, or any Guarantor to liability with respect to ERISA, including by contract. Except as would not reasonably be expected to result in a Material Adverse Effect, Borrower shall not permit any ERISA Affiliate to (i) withdraw or effect a partial or complete withdrawal (as described in ERISA Section 4203 or 4205) from any Multiemployer Plan, (ii) fail to make any contribution or payment to a Multiemployer Plan which it is required to make, if any or (iii) have any obligation with respect to a Multiemployer Plan if the same could reasonably be expected to result in material potential withdrawal liability.

(f) Borrower shall notify Lender in writing within ten (10) days of the date that Mortgage Borrower, Borrower, Sole Member, any Guarantor, any ERISA Affiliate or, with respect to the Property, incurs any material liability, or the occurrence of any event or action that could reasonably be expected to cause Mortgage Borrower, Borrower, Sole Member, Guarantors, any ERISA Affiliate or, with respect to the Property, to incur any material liability, or the occurrence of a "reportable event" within the meaning of section 4043 of ERISA for which notice is required to be given to the Pension Benefit Guaranty Corporation by Mortgage Borrower, Borrower, Sole Member, any Guarantor, any ERISA Affiliate or, with respect to the Property, Manager, (x) under Title IV of ERISA or (y) on account of a partial or complete withdrawal (as such terms are defined in Section 4203 and 4205 of ERISA, respectively) from, or unpaid contributions to, a multiemployer plan, or the termination or insolvency of a Multiemployer Plan.

(g) Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender, that: (i) none of Mortgage Borrower, Borrower, Sole Member or Guarantor is an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) none of Mortgage Borrower, Borrower, or Guarantors is subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) none of the assets of Mortgage Borrower, Borrower, Sole Member or Guarantors constitute "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101, as modified in application by Section 3(42) of ERISA of any "benefit plan investor" as defined in Section 3(42) of ERISA.

(h) Without Lender's prior consent, not to be unreasonably withheld or delayed, Borrower shall not permit Mortgage Borrower or Manager to become a party to, or become bound by, any collective bargaining agreement or union contract, with respect to employees and other laborers at the Property other than the CBAs.

5.25 <u>Expenses; Costs of Enforcement</u>.

(a) Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender or Servicer in connection with the Loan, including (i) the preparation, negotiation, execution and delivery of the Loan Documents

and all amendments thereto and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrower; (ii) Borrower's ongoing performance under and compliance with the Loan Documents, including (x) confirming compliance with environmental and insurance requirements, (y) processing of any request for extension of the Stated Maturity Date in accordance with Section 2.8 hereof; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Borrower or required of Borrower under the terms of any Loan Document; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections, appraisals, environmental reports, engineering reports, intangibles Taxes, personal property Taxes, due diligence expenses, travel expenses, accounting firm fees; (vi) the creation, perfection or protection of Lender's Liens in the Collateral; (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, Mortgage Borrower, the Property, or any other security given for the Loan; (viii) fees charged by Servicer in connection with the Loan or any modification thereof requested by Borrower; (ix) enforcing any obligations of or collecting any payments due from Borrower under any Loan Document or with respect to the Collateral or in connection with any refinancing or restructuring of the Loan in the nature of a "work-out", or any insolvency or bankruptcy proceedings, and (x) the fees and expenses of any special servicer retained in respect of the Loan.

(b) In the event (a) that the Pledge Agreement is foreclosed in whole or in part, (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower, Mortgage Borrower or any of its constituent Persons or an assignment by Borrower, Mortgage Borrower or any of its constituent Persons for the benefit of its creditors, or (c) Lender exercises any of its other remedies under this Agreement or any of the other Loan Documents, Borrower [redacted] attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes, all of which shall be deemed part of the Debt. In addition, Borrower shall be responsible for any fees and expenses of Lender or any servicer, trustee and any third-party fees and expenses, including, without limitation, special servicing fees, work-out fees, liquidation fees, and reasonable attorneys' fees and disbursements in connection with a modification or restructuring of the Loan, special servicing or work-out of the Loan or enforcement of the Loan Documents.

5.26 Indemnity. Borrower shall defend, indemnify and hold harmless Lender (and for purposes of this Section 5.26, Lender shall include PCCP, LLC, its Affiliates, successors and assigns, and their respective officers and directors) and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an "***Indemnified Party***"), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or

threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the "***Indemnified Liabilities***") in any manner, relating to or arising out of or by reason of the Collateral (or any part thereof), the Loan, the Loan Documents or any of the rights and remedies granted to Lender under the Loan Documents, including: (i) any breach by Borrower of its obligations under, or any misrepresentation by Borrower contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower; (iv) ownership of the Pledge Agreement or the Collateral or any interest therein; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property; (viii) any failure of Borrower, Mortgage Borrower or the Property to comply with any Legal Requirement; (ix) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof, or any liability asserted against Lender with respect thereto; and (x) the claims of any lessee of any portion of the Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that it is finally judicially determined that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. Any amounts payable to any Indemnified Party by reason of the application of this paragraph shall be payable on demand and shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid. The obligations and liabilities of Borrower under this Section 5.26 shall survive the Term, the exercise by Lender of any of its rights or remedies under the Loan Documents and the termination of the Loan Documents.

5.27 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to, and permit Lender, at its option, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document.

5.28 Further Assurances.

(a) [redacted] to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may require in its reasonable discretion from time to time; (ii) provide all such information as Lender may require in its reasonable discretion to ensure Borrower's ongoing compliance with Sections 5.11, 5.29 and 5.30, including ensuring compliance with all "know your customer" procedures as Lender may from time-to-time institute with respect to loans that are of a similar size and nature as the Loan; and (iii) upon

Lender's request therefor given from time to time after the occurrence of any Default or Event of [redacted] searches with respect to Borrower, Mortgage Borrower, and Sole Member and (b) searches of title to the Property, each such search to be conducted by search firms designated by Lender in each of the locations designated by Lender.

(b) Upon the execution and delivery of the Pledge Agreement and thereafter, Borrower shall from time to time cause the Pledge Agreement and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Collateral and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Collateral. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Pledge Agreement, the other Loan Documents, any note, any security instrument with respect to the Collateral and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Pledge Agreement or the Loan, any security instrument with respect to the Collateral or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

5.29 Patriot Act; Embargoed Person.

(a) Borrower will use its good faith and commercially reasonable efforts to comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Mortgage Borrower, Borrower and/or Sole Member, including those relating to money laundering and terrorism. Lender shall have the right, from time-to-time, to audit Borrower's compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Mortgage Borrower, Borrower, including those relating to money laundering and terrorism. In the event that Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Lender may, at its option, cause Borrower to comply therewith and any and all reasonable costs and expenses incurred by Lender in connection therewith shall be secured by Pledge and shall be immediately due and payable.

(b) At all times throughout the Term, including after giving effect to any Permitted Transfers, (i) none of the funds or assets of Mortgage Borrower, Borrower, Sole Member or any Guarantor, whether or not used to repay the Loan, shall constitute property of, or shall be beneficially owned directly or, to Borrower's best knowledge, indirectly, by any person, entity or government subject to sanctions or trade restrictions under United States law ("***Embargoed Person***" or "***Embargoed Persons***") that are identified on (A) the "List of Specially Designated Nationals and Blocked Persons" maintained by the Office of Foreign Assets Control ("***OFAC***"), U.S. Department of the Treasury's FINCEN list, and/or to Borrower's best knowledge, as of the date thereof, based upon reasonable inquiry by Borrower, on any other similar list maintained by OFAC or FINCEN pursuant to any authorizing statute including, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C.

App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in Borrower, Sole Member or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law, or the Loan made by Lender would be in violation of law, or (B) Executive Order 13224 (September 23, 2001) issued by the President of the United States ("Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism"), any related enabling legislation or any other similar Executive Orders, and (ii) no Embargoed Person shall have any direct interest or, to Borrower's best knowledge, indirect interest, of any nature whatsoever in Mortgage Borrower, Borrower, Sole Member or Guarantors, as applicable, with the result that the investment in Mortgage Borrower, Borrower, Sole Member or Guarantors, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

(c) At all times throughout the Term, none of Mortgage Borrower, Borrower, Sole Member or Guarantor, or any Person controlling, controlled by or under common control with any of Mortgage Borrower, Borrower, Sole Member or any Guarantor, nor any Person having a beneficial interest in, or for whom any of Mortgage Borrower, Borrower, Sole Member or any Guarantor is acting as agent or nominee in connection with the investment, is (a) a Person named on an OFAC or FINCEN list; (b) a Person resident in, or organized or chartered under the laws of a jurisdiction identified as non-cooperative by the Financial Action Task Force ("***FATF***"); or (c) a Person whose funds originate from or will be routed through an account maintained at a foreign shell bank or "offshore bank".

(d) None of Mortgage Borrower, Borrower, Sole Member or any Guarantor, nor any Person controlling, controlled by or under common control with Mortgage Borrower, Borrower or any Guarantor is a "senior political figure" or an "immediate family" member or "close associate" (as all such terms are defined below) of a senior foreign political figure within the meaning of the USA PATRIOT Act (i.e., the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56, as may be amended). For the purposes of this subsection (d), (i) "senior foreign political figure" means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party or a senior executive of a foreign government-owned corporation, and such term also includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior political figure, (ii) "immediate family" of a senior foreign political figure includes the figure's parents, siblings, spouse, children and in-laws, and (iii) "close associate" of a senior foreign political figure means a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

5.30 Anti-Money Laundering. At all times throughout the Term, including after giving effect to any Permitted Transfers, none of the funds of Mortgage Borrower, Borrower, Sole Member or any Guarantor, as applicable, that are used to consummate this transaction or to repay the Loan shall be derived from or are the proceeds of any unlawful activity, with the result that the investment in Mortgage Borrower, Borrower, Sole Member or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law or may cause

any of the Property to be subject to forfeiture or seizure. Borrower has ascertained the identity of all persons and entities who have provided funds to capitalize Borrower and has conducted verification procedures which are sufficient to establish the identity and source of such funds.

5.31 Franchise Agreement and Hotel Covenants. Borrower shall cause Mortgage Borrower to comply at all times with the requirements of the Franchise Agreement and the provisions of Section 5.31 of the Mortgage Loan Agreement. If Mortgage Borrower shall default beyond any applicable notice and cure period in the performance or observance of any material term, covenant or condition of the Franchise Agreement on the part of Mortgage Borrower to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, [redacted] act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Franchise Agreement on the part of Mortgage Borrower to be performed or observed to be promptly performed or observed on behalf of Mortgage Borrower, to the end that the rights of Mortgage Borrower in, to and under the Franchise Agreement shall be kept unimpaired and free from default. Lender and any Person designated by Lender shall have, and Borrower shall take all steps necessary to ensure Lender's right to enter upon the Property at any time and from time to time for the purpose of taking any such action. If Mortgage Lender shall deliver to Lender a copy of any notice sent to Mortgage Borrower of default under the Franchise Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon. Any sums expended by Lender pursuant to this Section 5.31 shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the Liens of the Pledge Agreement and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

5.32 Limitation on Securities Issuances. None of Mortgage Borrower, Borrower or Sole Member shall issue any membership interests or other securities other than those that have been issued as of the Closing Date.

5.33 Contractual Obligations. Other than the Loan Documents and the Mortgage Loan Documents, the organizational documents of Mortgage Borrower and Sole Member (and the membership interests in Mortgage Borrower and Sole Member issued pursuant thereto), neither Sole Member nor any of its assets shall be subject to any Contractual Obligations, and Sole Member shall not enter into any agreement, instrument or undertaking by which it or its assets are bound, except for such liabilities, not material in the aggregate, that are incidental to its activities as the sole member of Mortgage Borrower.

5.34 Mortgage Loan.

(a) Borrower shall promptly notify Lender of any written notice by Mortgage Lender to Mortgage Borrower of any Mortgage Loan Event of Default or any event or circumstance which, if not remedied, could result in a Mortgage Loan Event of Default or Mortgage Lender's exercise of remedies under the Mortgage Loan Documents, and shall promptly deliver to Lender a true copy of each such notice. Notwithstanding anything to the contrary

contained in this Agreement, at no time shall Lender have any duty or obligation to inquire as to whether the parties to the Mortgage Loan Documents are complying with their obligations thereunder or whether the Mortgage Loan Documents are in full force and effect.

(b) For as long as the Debt remains outstanding, Borrower shall cause Mortgage Borrower to comply with all obligations with which Mortgage Borrower has covenanted to comply under the Mortgage Loan Agreement and all other Mortgage Loan Documents whether the Mortgage Loan has been repaid or the related Mortgage Loan Document has been otherwise terminated, unless otherwise consented to in writing by Lender. Borrower shall cause Mortgage Borrower to promptly notify Lender of all notices received by Mortgage Borrower under or in connection with the Mortgage Loan, including, without limitation, any notice by the Mortgage Lender to Mortgage Borrower of any default by Mortgage Borrower in the performance or observance of any of the terms, covenants or conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed or observed, and deliver to Lender a true copy of each such notice, together with any other consents, notices, requests or other written correspondence between Mortgage Borrower and Mortgage Lender.

5.35 Distributions. Any and all distributions of revenue made by Mortgage Borrower on or in respect of any interests in Mortgage Borrower (including, revenues generated by the Property if no Cash Management Period exists and there are excess revenues generated by the Property available to be distributed by Mortgage Borrower to the direct or indirect owners of Mortgage Borrower without such distribution creating a Mortgage Loan Event of Default) (collectively, the "***Distributions***"), shall be paid to Lender to be applied by Lender to repay the Debt and Borrower shall exercise its rights under the organizational documents of Sole Member and Mortgage Borrower to cause Mortgage Borrower to make such Distributions to Lender. No Distributions may be made by Borrower to its members or shareholders, as applicable, until the Mortgage Loan and the Debt has been repaid in full. If any Distributions shall be received by Borrower or any Affiliate of Borrower in violation of the foregoing, Borrower shall hold, or shall cause the same to be held, in trust for the benefit of Lender. Notwithstanding the foregoing, any and all revenue derived from the Property paid directly by tenants, subtenants or occupants of the Property shall be held and applied in accordance with the terms and provisions of the Mortgage Loan Agreement; the provisions regarding Distributions apply only to revenue which, pursuant to the Mortgage Loan Documents, is otherwise permitted to be retained by Mortgage Borrower for further distribution to its members.

5.36 Refinancing or Prepayment of the Mortgage Loan. Neither Borrower nor Mortgage Borrower shall be required to obtain the consent of Lender to refinance the Mortgage Loan, provided that the Loan shall have been (or shall simultaneously be) paid in full in accordance with the terms of this Agreement. Borrower shall cause Mortgage Borrower to obtain the prior written consent of Lender to enter into any other refinancing of the Mortgage Loan.

5.37 Acquisition of the Mortgage Loan.

(a) No Restricted Party or any Affiliate or any Person acting at any such the request or direction of any such Restricted Party or Affiliate, shall acquire or agree to acquire the Mortgage Lender's interest in the Mortgage Loan, or any portion thereof or any interest therein, or

any direct or indirect ownership interest in the holder of the Mortgage Loan, via purchase, transfer, exchange or otherwise, and any breach or attempted breach of this provision shall constitute an Event of Default hereunder. If Borrower shall have failed to comply with the foregoing, then Borrower: (i) shall immediately notify Lender of such failure; (ii) shall cause any and all such prohibited parties acquiring any interest in the Mortgage Loan Documents: (A) not to enforce the Mortgage Loan Documents; and (B) upon the request of Lender, to the extent any of such prohibited parties has or have the power or authority to do so, to promptly: (1) cancel the promissory note evidencing the Mortgage Loan, (2) reconvey and release the Lien securing the [redacted] and terminate any enforcement proceeding(s) under the Mortgage Loan Documents.

(b) Lender shall have the right at any time to acquire all or any portion of the Mortgage Loan or any interest in any holder of, or participant in, the Mortgage Loan without notice or consent of Borrower or any other Restricted Party, in which event Lender shall have and may exercise all rights of Mortgage Lender thereunder (to the extent of its interest), including the right (i) to declare that the Mortgage Loan is in default and (ii) to accelerate the Mortgage Loan indebtedness, in accordance with the terms thereof and (iii) to pursue all remedies against any obligor under the Mortgage Loan Documents. In addition, Borrower hereby expressly agrees that any claims, counterclaims, defenses, offsets, deductions or reductions of any kind which Mortgage Borrower or any other Person may have against Mortgage Lender relating to or arising out of the Mortgage Loan shall be the personal obligation of Mortgage Lender, and in no event shall Mortgage Borrower be entitled to bring, pursue or raise any such claims, counterclaims, defenses, offsets, deductions or reductions against Lender or any Affiliate of Lender or any other Person as the successor holder of the Mortgage Loan or any interest therein, provided that Mortgage Borrower may seek specific performance of its contractual rights under the Mortgage Loan Documents.

6. NOTICES AND REPORTING.

6.1 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a "***Notice***") shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by electronic mail with a hard copy delivered by one of the other methods provided for in this Section 6.1 and with a subject line identifying the purpose of such Notice and the name of the Property and Borrower, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by written notice to the other party):

If to Lender: CRED REIT Holdco LLC
c/o PCCP, LLC
10100 Santa Monica Blvd., Suite 1000
Los Angeles, CA 90067
Attn: Servicing
Email: [redacted]

[redacted]

hand or reputable overnight courier on the second Business Day immediately following the date on which such e-mail was sent.

6.2 Borrower Notices and Deliveries.

(a) Borrower shall give prompt written notice to Lender of: (i) any Mortgage Loan Event of Default, (ii) any litigation, governmental proceedings or claims or investigations pending or threatened (in writing) against Mortgage Borrower, Borrower or Sole Member which might have a Material Adverse Effect; and (iii) any material adverse change in Mortgage Borrower's, Borrower's or Sole Member's financial condition, or of the occurrence of any Event of Default hereunder or under the Mortgage Loan Documents of which Borrower has knowledge

(b) Borrower will furnish and provide to Lender: (i) copies of any notice from Mortgage Lender to Mortgage Borrower or any Guarantor of any Mortgage Loan Event of Default or any event or circumstance which, if not remedied, could result in a Mortgage Loan Event of Default; (ii) any Securities and Exchange Commission or other public filings, if any, of Mortgage Borrower, Borrower, Sole Member, Guarantors, or any Affiliate of any of the foregoing promptly after such filing; and (iii) all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and

agreements, requested, from time to time, by Lender in its reasonable discretion (provided that the foregoing are in Mortgage Borrower's possession or reasonable control and Mortgage Borrower can provide such items at no material cost to Mortgage Borrower).

6.3 Financial Reporting.

6.3.1 Bookkeeping. Borrower shall (and shall cause Mortgage Borrower to) keep on a June 30th fiscal year basis, in accordance with GAAP, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower, Sole Member and Mortgage Borrower and all items of income and expense and any services, Equipment or furnishings provided in connection with the operation of the Property, whether such income or expense is realized by Mortgage Borrower, Sole Member, Borrower, Manager or any Affiliate of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining them, and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrower shall pay any reasonable out-of-pocket costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

6.3.2 Annual Reports.

(a) Borrower shall (and shall cause Mortgage Borrower to) furnish to Lender [redacted] Mortgage Borrower, and (ii) within ninety (90) days after each fiscal year, a complete copy of Mortgage Borrower's annual financial statements audited by a "big four" accounting firm or another independent certified public accountant (accompanied by an unqualified opinion from such accounting firm or other independent certified public accountant) acceptable to Lender in its reasonable discretion, each in accordance with GAAP and containing balance sheets and statements of profit and loss for Mortgage Borrower and the Property in such detail as Lender may request. Each such statement (x) shall be in form and substance satisfactory to Lender, (y) shall set forth the financial condition and the income and expenses for the Property for the immediately preceding calendar year, including statements of annual net operating income and (z) shall be accompanied by an Officer's Certificate certifying that such statement is true, correct, complete [redacted] accordance with GAAP. Borrower acknowledges and agrees that each Officer's Certificate executed and delivered by Mortgage Borrower for the benefit of Mortgage Lender may be relied upon by Lender as if such Officer's Certificate is addressed to Lender (without the need to address the same specifically to Lender).

(b) Borrower shall furnish to Lender an annual balance sheet, profit and loss statement, statement of cash flows, and statement of change in financial position of Borrower, prepared and certified by Borrower (and annual audited financial statements prepared by an acceptable accountant as required above with respect to Mortgage Borrower's financials), within ninety (90) days after the close of each fiscal year of Borrower.

(c) Borrower shall cause Guarantors to furnish to Lender all financial statements and related information as and when required pursuant to the Restated Guaranty.

[redacted] Borrower to) furnish to Lender within twenty (20) days after the end of each calendar month or calendar quarter (as indicated below) the following items: (i) monthly and year-to-date operating statements, noting net operating income and other information necessary and sufficient under GAAP to fairly represent the financial position and results of operation of the Property during such calendar month, all in form satisfactory to Lender; (ii) a balance sheet for such calendar month; (iii) a comparison of the budgeted income and expenses and the actual income and expenses for each month and year-to-date for the Property, together with a detailed explanation of any variances [redacted] date; (iv) a statement of the actual Capital Expenses made by Mortgage Borrower during each calendar quarter as of the last day of such calendar quarter; (v) a statement that Mortgage Borrower has not incurred any indebtedness other than Permitted Indebtedness (as defined in the Mortgage Loan Agreement); (vi) an aged receivables report and (vii) rent rolls identifying the leased premises, names of all tenants, units leased, monthly rental and all other charges payable under each Lease, date to which paid, term of Lease, date of occupancy, date of expiration, material special provisions, concessions or inducements granted to tenants, and a year-by-year schedule showing by percentage the rentable area of the Improvements and the total base rent attributable to Leases expiring each year) and a delinquency report for the Property, (viii) intentionally omitted, (ix) executive summary/narrative, (x) year-end reforecast, (xi) cash flow statement for current month and year-to-date and forecast for forward 90 days, (xii) reconciliation of cash, as shown on balance sheet identifying Mortgage Borrower's restricted cash balance and unrestricted cash balance, (xiii) STR Report, (xiv) market segment reports, (xv) accounts receivables aging, (xvi) group and catering pace reports, (xvii) general ledger, (xviii) bank reconciliations (if needed), (xix) schedule of new leases and contracts, (xx) write offs, (xxi) itemized schedule showing computation of all fees and charge backs paid to the hotel operator or to an Affiliate of the hotel operator, (xxii) details on outstanding lawsuits and insurance claims, (xxiii) accident reports, (xxiv) comp room and employee discount log, (xxv) capital expenditures report, (xxvi) fixed asset addition report, (xxvii) all franchise inspection and GSS reports received by Mortgage Borrower in such month and (xxviii) a summary report detailing occupancy, including average daily rate. Each such statement shall be accompanied by an Officer's Certificate certifying (1) that such items are true, [redacted] operations of Mortgage Borrower and the Property in accordance with GAAP (subject to normal year-end adjustments), (2) whether there exists a Default or Event of Default (as defined in, and pursuant to, the Mortgage Loan Documents), and if so, the nature thereof, the period of time it has [redacted] Certificate, no litigation exists involving Mortgage Borrower or the Property in which the amount [redacted] liability is not covered by insurance, or, if so, specifying such litigation and the actions being taken in relation thereto. Such financial statements shall contain such other information as shall be requested by Lender in its reasonable discretion for purposes of calculations to be made by Lender pursuant to the terms hereof. In addition, Borrower shall furnish or cause to be furnished to Lender, within thirty (30) days after the end of each calendar month, the most current Smith Travel

Research Reports then available to Mortgage Borrower or Borrower reflecting market penetration and relevant hotel properties competing with the Property.

6.3.4 Other Reports. Borrower shall furnish (or cause Mortgage Borrower to furnish) to Lender, within ten (10) Business Days after request, such further detailed information with respect to the operation of the Property and the financial affairs of Mortgage Borrower, Borrower, Sole Member or Manager as may be requested by Lender in its reasonable discretion.

6.3.5 Annual Budget.

(a) Borrower shall prepare and submit (or shall cause Mortgage Borrower or Manager to prepare and submit) to Lender, by November 15th of each year during the Term (i) a proposed pro forma operating expense budget for the Property for the succeeding calendar year showing, on a month-by-month basis, in reasonable detail, each line item of Mortgage Borrower's anticipated operating income and operating expenses (on a cash and accrual basis), including amounts required to establish, maintain and/or increase any monthly payments required hereunder and (ii) promptly after preparation thereof, any revisions to such annual operating budget approved by Mortgage Lender. Each annual operating budget submitted by Mortgage Borrower or Manager and approved by Mortgage Lender is referred to herein as the "***Approved Operating Budget***". Until such time that any annual operating budget has been approved by Mortgage Lender, the prior Approved Operating Budget shall apply for all purposes hereunder (with such adjustments as determined by Mortgage Lender in its reasonable discretion, including increases for any non-discretionary expenses).

(b) Borrower shall prepare and submit (or shall cause Mortgage Borrower or Manager to prepare and submit) to Lender, by November 15th of each year during the Term, (i) a proposed pro forma capital expense budget for the Property for the succeeding calendar year showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenses and (ii) promptly after preparation thereof, any revisions to such annual capital budget approved by Mortgage Lender. Each Annual Capital Budget submitted by Mortgage Borrower and approved by Mortgage Lender is referred to herein as the "***Approved Capital Budget***".

6.3.6 Breach. If Borrower or any Guarantor fails to provide to Lender any of the financial statements, certificates, reports or information (the "***Required Records***") required by this Article 6 (with respect to Borrower) or Section 4 of the Restated Guaranty (with respect to Guarantors) within fifteen (15) days after the date upon which such Required Record is due, and such failure shall continue for a period of fifteen (15) days following Borrower's or any Guarantor's [redacted] Required Record that is not delivered within such additional (15) day period. In addition, fifteen (15) days after Borrower's or any Guarantor's failure to deliver any Required Records, Lender shall have the option, upon fifteen (15) days' notice to Borrower or Guarantors to gain access to Borrower's or each Guarantor's books and records and prepare or have prepared at Borrower's expense, any Required Records not delivered by Borrower or any Guarantor.

6.3.7 Additional Operating Expenses. During a Cash Management Period, if Mortgage Borrower incurs or will incur (i) any Emergency Expenditures (as defined in the

Mortgage Loan Agreement) or (ii) any other operating expense that is not included in the Approved Operating Budget (as defined in the Mortgage Loan Agreement)(each an "***Additional Operating Expense***"), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Additional Operating Expense.

6.3.8 **Hotel Accounting**. All monthly and other operating statements to be delivered by Borrower hereunder shall be (and all accompanying Officer's Certificates shall state that they have been) prepared based upon USALI.

6.4 **Estoppel Statements**.

(a) After written request by Lender (which request shall not be made more than one (1) time per calendar year unless (I) in connection with a Secondary Market Transaction or [redacted] Days furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, stating (i) the unpaid principal balance of the Loan, (ii) the Interest Rate, (iii) the date installments of interest and/or principal on the Loan were last paid, (iv) any offsets or defenses to the payment of the Debt, (v) whether there exists a Default or Event of Default, and (vi) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(b) After request by Lender (which request shall not be made more than one (1) time per calendar year unless (I) in connection with a Secondary Market Transaction or (II) an [redacted] days, a certificate addressed to Lender, its successors and assigns reaffirming all representations and warranties of Borrower set forth in the Loan Documents as of the date requested by Lender (provided, however, as to the representation and warranty made with respect to the Rent Roll pursuant to Section 4.25, reference shall be made to the Rent Roll that has been most recently delivered to Lender pursuant to Section 6.3.3) or, to the extent of any changes to any such representations and warranties, so stating such changes.

7. INSURANCE; CASUALTY; AND CONDEMNATION.

7.1 **Insurance**.

(a) Notwithstanding that the Mortgage Loan may have been repaid or prepaid in full, until such time as the Debt is repaid in full, Borrower shall cause Mortgage Borrower to maintain at all times during the term of the Loan the insurance required under the Mortgage Loan Agreement, including, without limitation, meeting all insurer requirements thereunder, or such other insurance as Lender may require. In addition, Borrower shall cause Lender to be named as an additional named insured, as applicable as to its insurable interests, under each of the insurance policies described in Section 7.1.2 of the Mortgage Loan Agreement (herein, the "***Policies***") and in the case of property damage, boiler and machinery, flood and earthquake insurance, contain a standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender. Borrower shall also cause all insurance policies required under this Section 7.1 to provide for at least thirty (30) days prior notice to Lender in the event of policy

cancellation or material changes. Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to the terms hereof, certified copies of the Policies marked "premium paid" or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder shall be delivered by Borrower to Lender; provided, however, that in the case of renewal Policies, Borrower may furnish Lender with binders therefor to be followed by the original Policies when issued.

(b) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect. Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Collateral, including, without limitation, obtaining such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Pledge Agreement and shall bear interest at the Default Rate.

(c) For purposes of this Agreement, Lender shall have the same approval rights over the insurance referred to above (including, without limitation, the insurers, deductibles and coverages thereunder, as well as the right to require other reasonable insurance) as are provided in favor of the Mortgage Lender in the Mortgage Loan Agreement. All liability insurance provided for in the Mortgage Loan Agreement shall provide insurance with respect to the liabilities of both the Mortgage Borrower and Borrower. The insurance policies delivered pursuant to the Mortgage Loan Agreement shall include endorsements of the type described therein, but pursuant to which Lender shall have the same rights as the Mortgage Lender as referred to therein.

(d) In the event that the Mortgage Loan has been paid in full, except upon the occurrence and continuance of an Event of Default, Borrower shall permit Mortgage Borrower to settle any insurance or condemnation claims with respect to the insurance proceeds or [redacted] herein, the "***Restoration Threshold***"). Lender shall have the right to participate in and reasonably approve any settlement for insurance or condemnation claims with respect to the insurance proceeds or condemnation awards which in the aggregate are equal to or greater than the Restoration Threshold. If an Event of Default shall have occurred and be continuing, Borrower hereby irrevocably empowers Lender, in the name of Mortgage Borrower as its true and lawful attorney-in-fact, to file and prosecute such claim and to collect and to make receipt for any such payment.

7.2 Casualty.

7.2.1 Notice; Restoration. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "***Casualty***"), Borrower shall cause Mortgage Borrower to give prompt notice of such damage to Lender and shall cause Mortgage Borrower to promptly commence and diligently prosecute the restore, repair, replace of rebuild (herein, "***Restoration***") in accordance with the Mortgage Loan Agreement. Borrower shall permit Mortgage Borrower to adjust all claims for insurance proceeds where the loss does not equal or exceed the Restoration Threshold and Lender shall have the right to approve, in its commercially

reasonable discretion, any adjustment of claims for insurance proceeds in amounts equal to or in excess of the Restoration Threshold; provided, however, if an Event of Default has occurred and is continuing, Lender shall, subject to the rights of Mortgage Lender set forth in the Mortgage Loan Agreement, have the exclusive right to participate in the adjustment of claims for insurance proceeds. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any insurance proceeds lawfully or equitably payable in connection with the Property and Borrower shall reimburse Lender for any reasonable expenses incurred by Lender in connection therewith, including without limitation, reasonable out-of-pocket attorneys' fees.

7.2.2 **Use of Proceeds**. In the event of an insured Casualty where the loss equals or exceeds the Restoration Threshold, insurance proceeds will be paid to Mortgage Lender and held and disbursed by Mortgage Lender in accordance with the Mortgage Loan Agreement. If the Mortgage Loan has been paid in full or if any excess insurance proceeds would otherwise be payable to Mortgage Borrower pursuant to the Mortgage Loan Agreement following Restoration, then all such proceeds will be paid to Lender and Lender shall either apply such proceeds to the Debt or for the Restoration of the Property, in either case, as Lender may determine in Lender's discretion.

7.3 **Condemnation**.

7.3.1 **Notice; Restoration**. Borrower shall cause Mortgage Borrower to promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting the Property (a "***Condemnation***") and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether an Award is available, shall cause Mortgage Borrower to promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character and utility as prior to such Condemnation.

7.3.2 **Collection of Award**. Subject to the rights of the Mortgage Lender under the Mortgage Loan Documents, Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment in respect of a Condemnation (an "***Award***") and to make any compromise, adjustment or settlement in connection with such Condemnation. Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. Borrower shall cause any Award (or portion thereof) that is payable to Mortgage Borrower to be paid directly to Lender and Lender shall apply such amounts to the repayment of the Debt.

7.4 **Application of Proceeds or Award**. Insurance proceeds and/or Award will be applied as provided in the Mortage Loan Agreement. If the Mortgage Loan is repaid in full or if any excess insurance proceeds or Award would otherwise be payable to Mortgage Borower under

the Mortgage Loan Agreement, Borrower shall cause such insurance proceeds or Award (or portion thereof) to be paid to Lender and Lender will apply the same to repay the Debt.

8. DEFAULTS.

8.1 Events of Default. An "Event of Default" shall exist with respect to the Loan if any of the following shall occur:

(a) any portion of the Debt is not paid when due or Borrower shall fail to pay when due any payment required under Sections 3.2.3, 3.3, 3.4, 3.5, or 3.6, hereof;

(b) any of the Property Taxes are not paid when due (unless, with respect to Real Estate Taxes, Mortgage Lender is paying Real Estate Taxes pursuant to Section 3.3 of the Mortgage Loan Agreement), subject to Mortgage Borrower's right to contest Property Taxes in accordance with Section 5.12 of the Mortgage Loan Agreement;

(c) the Policies are not kept in full force and effect, or are not delivered to Lender within five (5) Business Days after Lender's written request;

(d) a Prohibited Transfer occurs;

(e) any certification, representation or warranty made by Borrower or any Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by Borrower or any Guarantor in connection with any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;

(f) Mortgage Borrower, Borrower, Sole Member or any Guarantor shall make an assignment for the benefit of creditors, or shall generally not be paying its debts as they become due;

(g) a receiver, liquidator or trustee shall be appointed for Mortgage Borrower, Borrower, Sole Member or any Guarantor; or Mortgage Borrower, Borrower, Sole Member or any Guarantor shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Mortgage Borrower, Borrower, Sole Member or any Guarantor, as the case may be; or any proceeding for the dissolution or liquidation of Mortgage Borrower, Borrower, Sole Member or any Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Mortgage Borrower, Borrower, Sole Member or any Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within 60 days;

(h) Borrower breaches any covenant contained in Sections 5.3 5.6, 5.8, 5.9, 5.18.1 (a) - (e), 5.18.2, 5.24, 5.31(a)(i) - (iii), 5.31 or 5.34 hereof;

(i) except as expressly permitted hereunder, any Material Alteration of any of the Improvements without the prior written consent of Mortgage Lender or Lender;

(j) a default (beyond applicable notice and cure periods) under any agreement creating a Lien or encumbrance on the Property (including any reciprocal easement agreement or other covenants, restrictions, easements, declarations or agreements of record relating to the construction, operation or use of the Property);

(k) the forfeiture of the Property, or any portion thereof, because of the conduct or purported conduct of criminal activity by Mortgage Borrower, Sole Member, Borrower, or any Guarantor or any of their respective agents or representatives in connection therewith;

(l) there shall have been rendered against Borrower a final judgment(s) for the [redacted] continued unsatisfied for a period of thirty (30) days after the entry of such judgment(s);

(m) an Event of Default as defined or described elsewhere in this Agreement or in any other Loan Document occurs;

(n) Any Guarantor breaches any of the financial covenants set forth in Section 6 of the Restated Guaranty;

(o) a default occurs under any term, covenant or provision set forth herein or in any other Loan Document beyond any applicable notice and cure period (if any) set forth herein or therein;

(p) any default occurs under any guaranty or indemnity (including the Environmental Indemnity) executed in connection with the Loan and such default continues after the expiration of applicable grace periods, if any;

(q) Borrower breaches any covenant in Section 5.18.2 [Property Management] or Section 5.31 [Franchise Agreement and Hotel Covenants] hereof; or

(r) a default shall be continuing under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section 8.1, for ten (10) days after notice to Borrower (and Guarantors, if applicable) from Lender, [redacted] days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period, and Borrower (or Guarantors, if applicable) shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for an additional period of time as is reasonably necessary for Borrower (or Guarantors, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed ninety (90) days; and/or

(s) a Mortgage Loan Event of Default shall occur.

8.2 Remedies.

8.2.1 Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in paragraph (f) or (g) of Section 8.1) and at any time and from time to time thereafter, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand (and Borrower hereby expressly waives any such notice or demand), that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Collateral; including declaring the Debt to be immediately due and payable (including unpaid interest, Default Rate interest, Late [redacted] described in paragraph (f) or (g) of Section 8.1, the Debt (including unpaid interest, Default Rate [redacted] automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

8.2.2 Remedies Cumulative. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents or at law, equity or contract may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and the Pledge Agreement have been foreclosed, the Collateral has been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any portion of the Collateral for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of the entire Collateral or any part thereof, in its discretion.

8.2.3 Remedies under Pledge Agreement. During the continuance of an Event of Default, Lender shall have the right from time to time to foreclose the Pledge Agreement in any manner and for any amounts secured by the Pledge Agreement then due and payable as determined by Lender.

8.2.4 Delay. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed necessary or advisable by Lender. A waiver of one Default or Event of Default shall not be

construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power arising from or related thereto.

8.2.5 Lender's Right to Perform. If Borrower fails to perform any covenant or [redacted] Borrower's receipt of written notice thereof from Lender, without in any way limiting Lender's right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Pledge Agreement and other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

9. SPECIAL PROVISIONS.

9.1 Sale of Note; Secondary Market Transaction; Syndication.

9.1.1 Cooperation.

(a) Borrower shall, at the request of Lender, in connection with one or more sales or assignments of the Note or participations therein (including, without limitation, any Syndication (as hereinafter defined)) or securitizations of rated single or multi-class securities (the "***Securities***") secured by or evidencing ownership interests in the Note and the Mortgage, including in connection with collateralized debt obligations or collateralized loan obligations (a "***Securitization***", and each such sale, assignment, Syndication, participation and/or Securitization, a "***Secondary Market Transaction***"): (a) (i) provide such financial and other information with respect to the Property, Borrower and its Affiliates, Guarantors, Manager and any tenants of the Property, (ii) provide business plans and budgets relating to the Property and (iii) permit to be performed such site inspection, appraisals, surveys, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Property, as may be requested from time to time by Lender in its reasonable discretion or the Rating Agencies or as may be necessary or appropriate in connection with a Secondary Market Transaction or Exchange Act requirements (the items provided to Lender pursuant to this paragraph (a) being called the "***Provided Information***"), (b) cause counsel to render (or update) opinions as to non-consolidation and any other opinion customary in securitization transactions with respect to the Property, Borrower and its Affiliates, which counsel and opinions shall be satisfactory to Lender in its reasonable discretion and the Rating Agencies; (c) confirm the accuracy of the representations and warranties made by Borrower, Sole Member and Guarantors set forth in the Loan Documents as of the closing date of any Secondary Market Transaction as are customarily provided in such transactions and as may be requested by Lender in its reasonable discretion or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; (d) provide current certificates of good standing and qualification with respect to Borrower and Sole Member from appropriate Governmental Authorities; and (e) execute such amendments to the

Loan Documents and Borrower's organizational documents, as may be reasonably requested by Lender or the Rating Agencies or otherwise to effect a Secondary Market Transaction, provided that the (x) rights of Borrower shall not be diminished and the obligations of Borrower shall not be increased, in each case, to more than a de minimis extent, (y) weighted average interest rate of any component notes shall at all times (other than after an Event of Default) equal the Interest Rate specified herein, such that Borrower does not incur any "rate creep" in connection with a voluntary or involuntary prepayment of the Loan, and (z) other material terms of the Loan shall remain the same for Borrower.

(b) Borrower acknowledges that Lender may syndicate a portion of the Loan to one or more lenders (the "***Syndication***") and in connection therewith, Borrower will take all commercially reasonable actions as Lender may reasonably request in its reasonable discretion to assist Lender in its Syndication effort. Without limiting the generality of the foregoing and of Section 9.1.1(a), Borrower shall, at the request of Lender (i) facilitate the review of the Loan and the Property by any prospective lender; (ii) assist Lender and otherwise cooperate with Lender in the preparation of information offering materials (which assistance may include reviewing and commenting on drafts of such information materials and drafting portions thereof); (iii) deliver updated information on Borrower and the Property; (iv) make representatives of Borrower available at reasonable times and upon reasonable notice to meet with prospective lenders at tours of the Property and bank meetings; (v) facilitate direct contact between the senior management and advisors of Borrower and any prospective lender; and (vi) provide Lender with all such information reasonably deemed necessary by it to complete the Syndication successfully. Borrower agrees to take such further action, in connection with documents and amendments to the Loan Documents, as may reasonably be required to effect such Syndication.

(c) Notwithstanding anything to the contrary contained in this Section 9.1.1, Borrower and Guarantors shall not be required to incur any material out-of-pocket expenses in the performance of their obligations under this Section 9.1.1, other than the costs and expenses of Borrower's attorneys and other professional consultants, if any, which shall be borne by Borrower.

9.1.2 Use of Information. Borrower understands that all or any portion of the Provided Information and the Required Records may be included in disclosure documents in connection with a Secondary Market Transaction, including a prospectus or private placement memorandum (each, a "***Disclosure Document***") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "***Securities Act***"), or the Securities and Exchange Act of 1934, as amended (the "***Exchange Act***"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers or other parties relating to the Secondary Market Transaction. If the Disclosure Document is required to be revised, Borrower shall cooperate with Lender in updating the Provided Information or Required Records for inclusion or summary in the Disclosure Document or for other use reasonably required in connection with a Secondary Market Transaction by providing all current information pertaining to Borrower, Manager and the Property necessary [redacted] such matters.

9.1.3 Borrower Obligations Regarding Disclosure Documents. In connection with a Disclosure Document, Borrower shall: (a) if requested by Lender, certify in writing that Borrower has carefully examined those portions of such Disclosure Document, pertaining to Borrower, the Property, Manager and the Loan, and that such portions do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (b) indemnify (in a separate instrument of indemnity, if so requested by Lender) (i) any underwriter, syndicate member or placement agent (collectively, the "***Underwriters***") retained by Lender or its issuing company affiliate (the "***Issuer***") in connection with a Secondary Market Transaction, (ii) Lender and (iii) the Issuer that is named in the Disclosure Document or registration statement relating to a Secondary Market Transaction (the "***Registration Statement***"), and each of the Issuer's directors, each of its officers who have signed the Registration Statement and each person or entity who controls the Issuer or Lender within the meaning of Section 15 of the Securities Act or Section 30 of the Exchange Act (collectively within (iii), the "***Lender Group***"), and each of its directors and each person who controls each of the Underwriters, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "***Underwriter Group***") for any losses, claims, damages or liabilities (the "***Liabilities***") to which Lender, the Lender Group or the Underwriter Group may become subject (including reimbursing all of them for any legal or other expenses actually incurred in connection with investigating or defending the Liabilities) insofar as the Liabilities arise out of or are based upon any untrue statement of any material fact contained in any of the Provided Information or in any of the applicable portions of such sections of the Disclosure Document applicable to Borrower, Manager, the Property or the Loan, or arise out of or are based upon the omission to state therein a material fact required to be stated in the applicable portions of such sections or necessary in order to make the statements in the applicable portions of such sections in light of the circumstances under which they were made, not misleading, provided, however, that Borrower shall not be required to indemnify Lender for any Liabilities relating to untrue statements or omissions which Borrower identified to Lender in writing at the time of Borrower's examination of such Disclosure Document.

9.1.4 Restructuring of Loan. Lender, without in any way limiting Lender's other rights hereunder, shall have the right at any time, in its sole and absolute discretion, to require Borrower to restructure the Loan into multiple notes (which may include component notes and/or senior and junior notes) and/or to create participation interests in the Loan, and which restructuring may include reallocation of principal amounts of the Loan (including, by way of example, the [redacted] the corresponding decrease or increase in the principal amounts of the junior note(s) and the security instrument securing same) or the restructuring of a portion of the Loan into a mezzanine loan to the owners of the direct equity interests in Borrower, secured by a pledge of such direct equity interests, the establishment of different interest rates and debt service payments for the Loan [redacted] priority as may be designated by Lender; provided, that (a) (i) the total amounts of the Loan and the mezzanine loan shall equal the amount of the Loan immediately prior to the restructuring, (ii) except in the case of an Event of Default under the Loan and/or the mezzanine loan, the [redacted] (iii) except in the case of an Event of Default under the Loan and/or the mezzanine loan, the debt

service payments on the Loan and the mezzanine loan shall equal the debt service payment which was due under the Loan immediately prior to the restructuring. Borrower shall cooperate with all reasonable requests of Lender in order to restructure the Loan and create the mezzanine loan and shall (A) execute and deliver such documents including, without limitation in the case of the mezzanine loan, a mezzanine note, a mezzanine loan agreement, a pledge and security agreement and a mezzanine deposit account agreement, (B) cause Borrower's counsel to deliver such legal opinions and (C) create such bankruptcy remote borrower under the mezzanine loan as, in the case of each of (A), (B) and (C) above, shall be required by Lender in its reasonable discretion and required by any Rating Agency in connection therewith, all in form and substance satisfactory to Lender in its reasonable discretion and satisfactory to any such Rating Agency, including, without limitation, the severance of this Agreement, the Mortgage and other Loan Documents if requested. [redacted] Business Days following such request by Lender, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower ratifying all that such attorney shall do by virtue thereof. Notwithstanding anything to the contrary contained in this Section 9.1.4, Borrower and Guarantors shall not be required to incur any material out-of-pocket expenses in the performance of their obligations under this Section 9.1.4, other than the costs and expenses of Borrower's attorneys and other professional consultants, if any, which shall be borne by Borrower.

10. MISCELLANEOUS.

10.1 Exculpation.

(a) Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against (1) [redacted] any Affiliate of Borrower, (4) any Person owning, directly or indirectly, any legal or beneficial interest in Borrower or any Affiliate of Borrower or (5) any direct or indirect limited partner, member, principal, officer, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of any Persons described in clauses (1) through (5) above (each, an "***Exculpated Party***" and, collectively, the "***Exculpated Parties***"), except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Pledge Agreement and the other Loan Documents, and the interest in the Collateral and any other collateral given to Lender created by this Agreement, the Note, the Pledge Agreement and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower, only to the extent of Borrower's interest in the Collateral and in any other collateral given to Lender. Lender, by accepting this Agreement, the Note, the Pledge Agreement and the other Loan Documents, agrees that it shall not, except as otherwise provided in this Section 10.1, sue for, seek or demand any deficiency judgment against any Exculpated Party in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Pledge Agreement or the other Loan Documents. The provisions of this Section shall not,

however, (1) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Pledge Agreement or the other Loan Documents; (2) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Pledge Agreement; (3) affect the validity or enforceability of any indemnity (including, without limitation, the Environmental Indemnity), any guaranty, or any other Loan Document or [redacted] appointment of a receiver; (5) impair the enforcement of the provisions contained in the Pledge Agreement; (6) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by the Pledge Agreement; or (7) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including reasonable attorneys' fees and costs reasonably incurred) arising out of or in connection with the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as "***Borrower's Recourse Liabilities***"):

(i) fraud, willful misconduct, misrepresentation or failure to disclose a material fact by or on behalf of any Restricted Party in connection with the Loan;

(ii) the forfeiture by Mortgage Borrower of the Property, or any portion thereof, or Sole Member of the Collateral, or any portion thereof, because of the conduct or purported conduct of criminal activity by any Restricted Party or any of their respective agents or representatives (acting at the request or direction of any Restricted Party or with their knowledge) in connection therewith, including by reason of any claim under the Racketeer Influenced and Corrupt Organizations Act (RICO);

(iii) physical waste of the Property or any portion thereof (including the abandonment of the Property), or after an Event of Default the removal or disposal of any portion of the Property;

(iv) misappropriation or conversion by or on behalf of any Restricted Party (including failure to turn over to Mortgage Lender, when required by the terms of the Mortgage Loan Documents), of any gross revenues, including (i) Rents and Lease Termination Payments; (ii) any insurance proceeds paid by reason of any casualty or any Award received in connection with a Condemnation or other sums or payments attributable to the Property not applied in accordance with the provisions of the Loan Documents (except to the extent that such Restricted Party did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments); (iii) all Rents of the Property received or collected by or on behalf of [redacted] operating expenses of the Property, as they become due or payable (except to the extent that such application of such funds is prevented by bankruptcy, receivership, or similar judicial proceeding in which such Restricted Party is legally prevented from directing the disbursement of such sums); (iv) any other funds due under the Loan Documents, including, in connection with any of the foregoing, by reason of failure to comply with the

provisions of Article 3 of the Mortgage Loan Agreement or breach by Borrower of the Clearing Account Agreement; and (v) any security deposits, advance deposits or any other deposits collected by or on behalf of any Restricted Party with respect to the Property which are not delivered to Mortgage Lender upon Mortgage Lender's acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure, or otherwise in accordance with the provisions of the Loan Documents;

(v) [redacted] the Mortgage Loan Agreement;

(vi) the failure to obtain and maintain the Policies in accordance with the Mortgage Loan Agreement and this Agreement, unless and to the extent that such failure is a result of non-payment of Insurance Premiums, and funds to pay such Insurance Premiums are available in Insurance Subaccount (as defined in the Mortgage Loan [redacted] terms and conditions set forth in the Mortgage Loan Agreement;

(vii) failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Property;

(viii) the breach of any representation, warranty, covenant or indemnification in the Environmental Indemnity;

(ix) Borrower's or Mortgage Borrower's failure to return or to reimburse Lender for all Personal Property taken from the Property by or on behalf of Borrower or Mortgage Borrower and not replaced with Personal Property of the same utility and of the same or greater value;

(x) material physical waste to the Property caused by the intentional acts or omissions of any Exculpated Party when there is sufficient cash flow from the operation of the Property to avoid such waste from occurring;

(xi) Borrower's failure during the continuance of any Event of Default to cause Mortgage Borrower to (A) deliver to Lender upon demand all books and records relating to the Property or (B) comply with all written notices and instructions of Lender delivered pursuant to the terms of the Loan Documents;

(xii) the breach of any representation, warranty or covenant of Borrower set forth in Sections 4.15 or 5.6 or **Schedule 6** hereof;

(xiii) Borrower's or Mortgage Borrower's misappropriation or conversion of revenues generated by the Property or any distributions or other payments made in respect of any part of the Property or the Collateral;

(xiv) Borrower's making a distribution to its direct or indirect legal or beneficial owners in violation of the provisions of this Agreement;

(xv) the failure of Mortgage Borrower or any Exculpated Party to use the Key Money (as defined in the Mortgage Loan Agreement) for expenses other than capital improvements for the Property or repayment of the Mortgage Loan or the Loan;

(xvi) any cost or expense incurred by Lender in connection with the enforcement of its rights and remedies hereunder or any other Loan Document;

(xvii) the removal of the pedestrian bridge over Kearny Street and the glass-enclosed lobby at the Property and any restoration of the Property and/or adjacent property in connection with such removal, including, for the avoidance of doubt, any reimbursement or other payments to the City of San Francisco; and/or

(xviii) any obligation of Borrower or Sole Member to indemnify any Person that, immediately prior to any acquisition of title of the Collateral pursuant to a UCC foreclosure sale, a UCC strict foreclosure, an assignment in lieu of foreclosure or other enforcement action under the Loan Documents (collectively, an "***Equity Collateral Enforcement Action***"; and the date on which an Equity Collateral Enforcement Action is consummated, an "***Equity Collateral Transfer Date***"), was an Affiliate of Borrower or Sole Member, to the extent such obligation continues to be the obligation of the transferee at such Equity Collateral Enforcement Action and is not expressly waived in writing by the Persons covered by such indemnification obligation and (B) any obligation of Borrower or Sole Member accruing prior to, on or after the Equity Collateral Transfer Date to pay (1) legal fees to legal counsel engaged by any Restricted Party prior to the Equity Collateral Transfer Date, (2) amounts due under any contract between Mortgage Borrower, Borrower or Sole Member, on the one hand, and any other Restricted Party or any Affiliate of any of them, on the other hand (unless such contract is assumed in writing by the Person acquiring the Collateral on or after the Equity Collateral Transfer Date), or (3) amounts due under any contract between any Restricted Party or any Affiliate of any of them, on the one hand, and any Person not Affiliated with any Restricted Party or any Affiliate of any of them, on the other hand, that has been entered into without the prior written approval of Lender to the extent such prior written approval was required under the Loan Documents (unless such contract was assumed in writing by the Person acquiring the Collateral on or after the Equity Collateral Transfer Date) and/or following the completion of any Equity Collateral Enforcement Action, any accounts payable of any Restricted Party or any Affiliate of any of them or any income tax or indemnity liability of any Restricted Party or any Affiliate of any of them to third parties or to any other Restricted Party or any Affiliate of any of them.

(b) Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt in accordance with the Loan Documents, and (B) Lender's agreement not to pursue personal liability of Borrower as set forth above SHALL BECOME NULL AND VOID and shall

be of no further force and effect, and the Debt shall be fully recourse to Borrower in the event that one or more of the following occurs (each, a "***Springing Recourse Event***"):

(i) an Event of Default described in Section 8.1(d) [Prohibited Transfer] hereof shall have occurred;

(ii) with respect to Borrower or Sole Member, a breach of the representation set forth in Section 4.15(b) hereof or a breach of the covenants set forth in Section 5.6 hereof;

(iii) Mortgage Borrower, Sole Member or Borrower files a voluntary petition under the Bankruptcy Code or files a petition for bankruptcy, reorganization or similar proceeding pursuant to any other federal or state bankruptcy, insolvency or similar law;

(iv) the filing of an involuntary petition against Mortgage Borrower, Sole Member or Borrower under the Bankruptcy Code or an involuntary petition for bankruptcy, reorganization or similar proceeding pursuant to any other Federal or state bankruptcy, insolvency or similar law by any other Person in which (x) Mortgage Borrower, Sole Member, Borrower and/or any Affiliate, officer, director or representative which, directly or indirectly, Controls Mortgage Borrower, Sole Member and/or Borrower colludes with or otherwise assists such Person, and/or (y) Mortgage Borrower, Sole Member and/or Borrower or any Affiliate, officer, director or representative which, directly or indirectly, Controls Mortgage Borrower, Sole Member and/or Borrower solicits or causes to be solicited petitioning creditors for any involuntary petition against Mortgage Borrower, Sole Member and/or Borrower by any Person;

(v) Mortgage Borrower, Sole Member and/or Borrower or any Affiliate, officer, director or representative which, directly or indirectly, Controls Mortgage Borrower, Sole Member and/or Borrower files an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

(vi) Mortgage Borrower, Sole Member and/or Borrower or any Affiliate, officer, director or representative which, directly or indirectly, Controls Mortgage Borrower, Sole Member or Borrower consents to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, liquidator, trustee or examiner for Mortgage Borrower, Sole Member or Borrower or any portion of the Property or Collateral;

(vii) Mortgage Borrower, Sole Member or Borrower makes an assignment for the benefit of creditors or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due;

(viii) if (A) any Franchise Agreement (or the right to operate the Property (or a portion thereof) thereunder) shall expire, or be cancelled, surrendered or terminated, (B) Mortgage Borrower amends or modifies any Franchise Agreement without the prior

written consent of Mortgage Lender and Lender, or (C) any default occurs under any Franchise Agreement;

(ix) Borrower incurs any indebtedness other than the Debt without the prior written consent of Lender or except as expressly permitted in this Agreement, (iii) Mortgage Borrower incurs any indebtedness other than the Mortgage Loan and Permitted Indebtedness (as defined in the Mortgage Loan Agreement) without the prior written consent of Mortgage Lender or except as expressly permitted in the Mortgage Loan Agreement;

(x) if any Guarantor, Borrower or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Note or any other Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan;

(xi) if Borrower or any Affiliate, officer, director or representative which, directly or indirectly, Controls Borrower (A) causes Sole Member to opt out of Article 8 of the UCC or causes the Collateral to not be treated as "securities" governed by and within the meaning of Article 8, (B) causes Sole Member to amend or otherwise modify its organizational documents in order to amend or repeal its election to be governed by Article 8 of the UCC, or (C) causes any termination or cancellation of the limited liability [redacted] in Sole Member; and/or

(xii) Borrower and/or Sole Member or any Affiliate, officer, director or representative which, directly or indirectly, Controls Borrower or Sole Member, taking an affirmative wrongful act with the intention to impair the enforcement of the Pledge Agreement and failing, promptly after receipt of written notice from Lender referring to this section, to refrain from or revoke such action to the extent necessary to prevent such impairment therefrom.

(c) Notwithstanding anything to the contrary contained herein, the Exculpated Parties will not be responsible for Losses arising due to any of the events or circumstances described in Section 10.1(a) or Section 10.1(b) above which first occurred after the Transition Date. The term "**Transition Date**" shall mean the earlier of the following two dates (i) the date on which the Debt and obligations secured by the Pledge Agreement have been paid, performed and finally discharged in full, and (ii) the date on which the lien of the Pledge Agreement is fully foreclosed or a conveyance by transfer in lieu of such foreclosures is fully effective and possession of the Collateral has been given to and accepted by Lender or any other purchaser or grantee resulting in the owners of the equity interests in Borrower or any of its Affiliates (immediately prior to such Transition Date) no longer owning (directly or indirectly) any interest in Borrower, Sole Member, Mortgage Borrower or the Property.

10.2 Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the modification and restructure of the Loan. Borrower shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including attorneys' fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 10.2 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

10.3 Retention of Servicer. Lender reserves the right to retain the Servicer and any special servicer to act as its agent(s) hereunder with such powers as are specifically delegated to the Servicer and any special servicer by Lender, whether pursuant to the terms of this Agreement, any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction or otherwise, together with such other powers as are reasonably incidental [redacted] servicer in connection with a release of the Collateral, assumption or modification of the Loan, enforcement of the Loan Documents or any other action taken by Servicer and any special servicer hereunder on behalf of Lender.

10.4 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement. All Borrower's covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

10.5 Lender's Discretion. Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender's discretion, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender's discretion shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Additionally, whenever in this Agreement or any other Loan Document, Lender agrees to not unreasonably withhold, condition or delay its consent, such agreement to not unreasonably withhold, condition or delay its consent shall only apply if no Event of Default is continuing, and if an Event of Default is continuing, Lender shall have the right to withhold, condition or delay its consent in its sole and absolute discretion.

10.6 Governing Law.

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE

UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT THE FOLLOWING:

Louis J. Seminski, Esq.
c/o Wilentz Goldman and Spitzer
11 Wall Street, Suite 6B
New York, New York 10005

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND BORROWER AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTWITHSTANDING THE FOREGOING, LENDER SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL SUIT, ACTION OR PROCEEDING

FOR THE ENFORCEMENT OR FORECLOSURE OF ANY LIEN ON ANY COLLATERAL FOR THE LOAN IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION(S) THAT LENDER MAY ELECT IN ITS SOLE AND ABSOLUTE DISCRETION, AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

10.7 **Trial by Jury**. BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

10.8 **Modification, Waiver in Writing**. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

10.9 **Headings/Schedules**. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Schedules attached hereto, are hereby incorporated by reference as a part of this Agreement with the same force and effect as if set forth in the body hereof.

10.10 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.11 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

10.12 Preferences. From and after the occurrence and during the continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Debt. To the extent Borrower makes a payment to Lender, or Lender receives proceeds of any Collateral, which is in whole or in part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.

10.13 Certain Waivers. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to Borrower. Without limiting any of the other provisions contained herein, Borrower hereby unconditionally and irrevocably waives, to the maximum extent permitted by applicable law, any rights it may have to claim or recover against Lender in any legal action or proceeding any special, exemplary, punitive or consequential damages.

10.14 Remedies of Borrower. If a claim or adjudication is made that Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrower's sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment. Borrower specifically waives any claim against Lender and its agents, including Servicer, with respect to actions taken by Lender or its agents on Borrower's behalf.

10.15 Offsets, Counterclaims and Defenses. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against

it by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents. Any assignee of Lender's interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which Borrower may otherwise have against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

10.16 **Publicity**. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public, which refers to the Loan Documents, the Loan, Lender, a Loan purchaser, the Servicer or the trustee in a Secondary Market Transaction, shall be subject to the prior written approval of Lender. Lender shall have the right to issue any of the foregoing without Borrower's approval.

10.17 **No Usury**. Borrower and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 10.17 shall control every other agreement in the Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender's exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower's and Lender's express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

10.18 **Conflict; Construction of Documents; Reliance**. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation, drafting, execution and delivery of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan, without relying in any manner on any statements, representations or recommendations of Lender

or any parent, subsidiary or affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

10.19 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower and Lender intend that the relationships created under the Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrower and Lender.

(b) The Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in any Loan Document shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

10.20 Intercreditor Agreement.

(a) Lender and Mortgage Lender are parties to the Intercreditor Agreement, which memorializes their relative rights and obligations with respect to the Loan, the Mortgage Loan, Borrower, Mortgage Borrower, the Collateral and the Property. Borrower and Mortgage Borrower hereby acknowledge and agree that (i) such Intercreditor Agreement is intended solely for the benefit of Lender and Mortgage Lender, and (ii) Borrower and Mortgage Borrower are not intended third-party beneficiaries of any of the provisions therein and shall not be entitled to rely on any of the provisions contained therein. Lender and Mortgage Lender shall have no obligation to disclose to Borrower the contents of the Intercreditor Agreement. Borrower's obligations hereunder are independent of such Intercreditor Agreement and remain unmodified by the terms and provisions thereof

(b) In the event Lender is required pursuant to the terms of the Intercreditor Agreement to pay over to Mortgage Lender any payment or distribution of assets, whether in cash, property or securities which is applied to the Debt, including, without limitation, any proceeds of the Property previously received by Lender on account of the Loan, then Borrower agrees to indemnify Lender for any amounts so paid, and any amount so paid shall continue to be owing pursuant to the Loan Documents as part of the Debt notwithstanding the prior receipt of such payment by Lender.

(c) If any action, proposed action or other decision is consented to or approved by Mortgage Lender, such consent or approval shall not be binding or controlling on Lender. Borrower hereby acknowledges and agrees that (i) the risks of Mortgage Lender in making the

Mortgage Loan are different from the risks of Lender in amending and maintaining the Loan, (ii) in determining whether to grant, deny, withhold or condition any requested consent or approval Mortgage Lender and Lender may reasonably reach different conclusions, and (iii) Lender has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view. Further, the denial by Lender of a requested consent or approval shall not create any liability or other obligation of Lender if the denial of such consent or approval results directly or indirectly in a default under the Mortgage Loan, and Borrower hereby waives any claim of liability against Lender arising from any such denial.

10.21 Assignment. The Loan, the Note, the Loan Documents and/or Lender's rights, title, obligations and interests therein may be assigned, pledged, delegated, participated or otherwise transferred by Lender and any of its successors and assigns to any Person without Borrower's or any Guarantor's consent at any time in its discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise. Upon such assignment, all references to Lender in this Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender. Lender, acting solely for this purpose as an agent of Borrower, shall maintain a register for the recordation of the names and addresses of the Lenders, and the principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "***Register***"). The entries in the Register shall be conclusive absent manifest error, and Borrower and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts of (and stated interest on) each participant's interest in the Loan or other obligations under the Loan Documents (the "***Participant Register***"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 1.871-14(c) of the U.S. Department of the Treasury regulations. The entries in the Participant Register shall be conclusive absent manifest error, and Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Borrower may not assign and/or delegate, as applicable, its rights, title, interests or obligations under this Agreement or under any of the Loan Documents.

10.22 Mortgage Loan Defaults.

(a) Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, if there shall occur any default under the Mortgage Loan Documents or if Mortgage Lender asserts that Mortgage Borrower has defaulted in the performance or observance of any term, covenant or condition of the Mortgage Loan Documents (whether or not the same shall have continued beyond

any applicable notice or grace periods, whether or not Mortgage Lender shall have delivered proper notice to Mortgage Borrower, and without regard to any other defenses or offset rights Mortgage Borrower may have against Mortgage Lender), Borrower hereby expressly agrees that Lender shall have the immediate right, without notice to or demand on Borrower or Mortgage Borrower, but shall be under no obligation: (i) to pay all or any part of the Mortgage Loan, and any other sums, that are then due and payable and to perform any act or take any action on behalf of Mortgage Borrower, as may be appropriate, to cause all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed or observed [redacted] other action as Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender. All sums so paid and the costs and expenses incurred by Lender in exercising rights under this Section (including, without limitation, reasonable attorneys' and other professional fees), with interest at the Default Rate, for the period from the date of demand by Lender to Borrower for such payments to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by the Pledge Agreement and shall be due and payable to Lender within two Business Days following demand therefor.

(b) Subject to the rights of tenants and the rights of Mortgage Lender, Borrower hereby grants, and shall cause Mortgage Borrower to grant, Lender and any Person designated by Lender the right to enter upon the Property at any time for the purpose of carrying out the rights granted to Lender under this Section 10.22. Borrower shall not, and shall not cause or permit Mortgage Borrower or any other Person to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any default or asserted default under the Mortgage Loan, or to otherwise protect or preserve Lender's interests in the Loan and the Collateral, including the Property in accordance with the provisions of this Agreement and the other Loan Documents.

(c) Borrower hereby indemnifies Lender from and against all out-of-pocket liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including, without limitation, reasonable attorneys' and other professional fees, whether or not suit is brought, and settlement costs), and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender as a result of the foregoing actions. Lender shall have no obligation to Borrower, Mortgage Borrower or any other party to make any such payment or performance. Borrower shall not impede, interfere with, hinder or delay, and shall cause Mortgage Borrower to not impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any default or asserted default under the Mortgage Loan, or to otherwise protect or preserve Lender's interests in the Loan and the Collateral following a default or asserted default under the Mortgage Loan.

(d) If Lender shall receive a copy of any notice of default under the Mortgage Loan Documents sent by Mortgage Lender to Mortgage Borrower, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. As a material inducement to Lender's making the Loan, Borrower hereby absolutely and unconditionally releases and waives all claims against Lender arising out of Lender's exercise of its rights and remedies provided in this Section other than claims arising out of the fraud, illegal

acts, gross negligence or willful misconduct of Lender. In the event that Lender makes any payment in respect of the Mortgage Loan, Lender shall be subrogated to all of the rights of Mortgage Lender under the Mortgage Loan Documents against the Property, in addition to all other rights it may have under the Loan Documents.

(e) Any default under the Mortgage Loan which is cured by Lender, whether or not such cure is prior to the expiration of any applicable grace, notice or cure period under the Mortgage Loan Documents, shall constitute an immediate Event of Default under this Agreement without any notice, grace or cure period otherwise applicable under this Agreement.

(f) If Lender makes any payment in respect of the Mortgage Loan, Lender shall be subrogated to all of the rights of Mortgage Lender under the Mortgage Loan Documents against the Property and Mortgage Borrower in addition to all other rights Lender may have under the Loan Documents or applicable law.

10.23 <u>Discussions with Mortgage Lender</u>. In connection with the exercise of its rights set forth in the Loan Documents, Lender shall have the right at any time to discuss the Property, the Mortgage Loan, the Loan or any other matter directly with Mortgage Lender or Mortgage Lender's consultants, agents or representatives without notice to or permission from Borrower or any other Restricted Party, nor shall Lender have any obligation to disclose such discussions or the contents thereof with Borrower or any other Restricted Party.

10.24 <u>Set-Off</u>. In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any [redacted] deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.25 <u>Counterparts</u>. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

JUSTICE MEZZANINE COMPANY, LLC, a Delaware limited liability company

[redacted] Portsmouth Square, Inc., a California corporation, its sole member

By: ______________________

Name: John V. Winfield

[redacted] Chief Executive Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

LENDER:

CREDIT REIT HOLDCO LLC, a Delaware limited liability company

By: ______________________

[redacted] Steve Towle

Authorized Signatory

SIGNATURE PAGE TO MEZZANINE LOAN AGREEMENT [AMENDED AND RESTATED]
Hilton San Francisco FiDi / Deal ID#: 18-0331

Schedule 1

Index of Other Definitions

"[redacted]" - 2.5.3
"Lender Group" – 9.1.3
"*Liabilities*" - 9.1.3
"*Licenses*" - 4.9
"*Loan*" - Recitals
"*Loan Origination Date*" – Recitals
"*Mortgage*"- Schedule 5
"*Mortgage Note*" – Schedule 5
"Nationally Recognized Service Company" - Schedule 6
"*Notice*" - 6.1
"*OFAC*" - 5.29
"*Original Mortgage Lender*" - Recitals
"*Participant Register*" - 10.21
"*PIP Subaccount*" - 3.2.3
"*Policies*" - 7.1
"*Property Tax Subaccount*" – Mortgage Loan Agreement
"*Provided Information*" - 9.1.1
"*Real Estate Taxes*" - 1.1 (Definition of Property Taxes)
"*Register*" - 10.21
"*Registration Statement*" - 9.1.3
"*Rent Roll*" - 4.25
"*Required Records*" - 6.3.6
"*Required Repairs*" – Mortgage Loan Agreement
"*Required Repairs Subaccount*" - 3.2.2
"*Restated Guaranty*" - Recitals
"*Restated Note*" - Recitals
"*Restoration*" - 7.2.1
"*Second Extended Maturity Date*" - 2.8
"Secondary Market Transaction" – 9.1.1
"Securities" – 9.1.1
"Securities Act" – 9.1.2
"Securitization" – 9.1.1
"Single Member Bankruptcy Remote LLC" - Schedule 6
"Special Purpose Bankruptcy Remote Entity " – 5.6
"Springing Recourse Event" – 10.1
"*Subaccounts*" - 3.1
"Syndication" – 9.1.1
"*Third Extended Maturity Date*" - 2.8
"Transition Date" – 10.1
"Underwriters" – 9.1.3
"Underwriter Group" – 9.1.13
"*Wells Fargo*" - 1.1 (Definition of Deposit Bank)

Schedule 2

Ownership Structure

See attached.

THE INTERGROUP CORPORATION AND PORTSMOUTH SQUARE INC

ORGANIZATIONAL CHART



Public company (INTG) The InterGroup Corporation,
a Delaware corporation
[redacted]
Individual - (John Winfield-CEO & controlling shareholder of
[redacted]
[redacted]
Portsmouth Square, Inc. *
Public company (PRSI) Portsmouth Square, Inc.
a California corporation
[redacted]
Justice Mezzanine Company, LLC
a Delaware LLC
Kearny Street Beverage Company, LLC
a California LLC
liquor license holder
Justice Senior Pledgor, LLC
a Delaware LLC
Justice Operating Company, LLC
a Delaware LLC
owner of the Hilton San Francisco Financial District property

[redacted] or more of the direct or indirect ownership interest in Justice Operating Company, LLC or (B) controls Justice Operating Company LLC

Board of Directors of Portsmouth Square, Inc.

John V. Winfield (Chairman), Yvonne L. Murphy, John C. Love, William J. Nance and Steve H. Grunwald

Schedule 3

Exceptions to Representations and Warranties

<u>Section 4.3</u> (Easements/Access); <u>Section 4.8</u> (Condemnation); <u>Section 4.9</u> (Compliance):

Portsmouth Square Park Redevelopment

When the Hotel was originally constructed in the early 1970s, City approvals required the construction of a pedestrian bridge (the "Bridge") across Kearny Street, linking the Hotel with Portsmouth Square Park (the "Park"), serving as a gateway to the culturally significant Chinatown neighborhood. Included in the approval process was the City's issuance of a Major Encroachment Permit (the "Permit") allowing the Bridge to span over Kearny Street.

In 2017, the City began the planning phase of a proposed redevelopment of the Park. The City-approved design concept for the reimagined Park contemplates removal of the Bridge originally constructed by the Hotel, and will ultimately include the permanent relocation of the Chinese Cultural Center, which presently occupies space at the Hotel at no cost.

The City and Borrower have been in discussions concerning the timing and cost of the Bridge removal since 2019. In May of 2022, the City's Board of Supervisors purported to revoke the Permit, and on June 13, 2022, the City directed the Hotel ownership to submit a general Bridge removal and restoration plan to the City.

Continuously since 2019, Borrower has disputed the legality of the purported revocation of the Permit, as well as the existence of any legal or contractual obligation to remove the Bridge at Borrower's expense. Until the purported revocation of the Permit in 2022, City representatives repeatedly and consistently promised and agreed that the City would pay for the associated costs of any Bridge removal.

Notwithstanding the Board of Supervisors' actions, the City has taken no formal steps since 2022 to enforce the purported revocation of the Permit.

Since 2019, the City has publicized various timelines and design concepts for the Bridge removal. However, none of these timelines or milestones have been met, and Borrower's discussions with the City regarding both the process and financial responsibility for implementation of the Bridge removal Plan, and reconstruction of the impacted portions of the Hotel are ongoing.

The current iteration of the City's Bridge removal plan (which differs significantly from the initial plan) contemplates removal of the entirety of the Bridge up to and including the porte cochere and ante-lobby leading into the Hotel (i.e., the initial glass-enclosed vestibule at the Hotel entryway). Under this new version of the plan, the portion of the work affecting the Hotel would be completed

over three consecutive weekends, after which the porte cochere and ante-lobby would need to be restored. Concepts for the restoration are currently being discussed with the City.

In the near term, the City has agreed to fund directly and supervise execution of the Bridge removal project. The City is preparing an EIR addendum (necessary to implement the current plan), and initiating a six month construction bidding process for the demolition work. It is anticipated that [redacted] timing of that request is uncertain. In any case, it is clear that the City does not expect any reimbursement for the next several years.

Recently, the City requested that Borrower grant the required access to the hotel property for the demolition work pursuant to an access agreement, the negotiation of which is ongoing. Among other things, this access agreement will address the scheduling of the work, a temporary access plan to be implemented during construction, and the condition in which the Hotel must be left once construction is completed. It will also address protections for the Hotel related to the demolition process.

Notwithstanding the language in the City's September, 2024 project update, there is no set timeline for commencement of demolition, nor any detailed scheduling agreement with Borrower. Since 2019, every City-projected timeline (published endlessly and often inaccurately to placate the various project stakeholders) has been pushed out. While the City's plans and timelines for the Bridge removal have shifted continuously, Borrower's position and strategy – to remain cooperative with the City but unwavering in the protection of the Hotel's best interests - have remained consistent throughout.

Section 4.11:

There are two active real property tax appeals (2023/24 and 2024/25 Fiscal Years) pending resolution. The 2023/24 appeal is tentatively scheduled to be heard in May, 2025 and the 2024/25 hearing should be heard a year later. Borrower's tax counsel expects that, given the current condition of San Francisco hotel market, the pending appeals will net meaningful tax refunds.

Section 4.21(b) (Labor):

Except for the CBAs

Section 4.25 (Leases):

The two (2) Leases in effect as of the Closing are not subordinate to Loan.

"In a tenant estoppel certificate dated March 5, 2025, Chinese Culture Foundation of San Francisco, a California nonprofit corporation, alleged as follows: (a) HVAC - air in office and gallery, and sometimes auditorium, inconsistent and overly warm and stuffy, not controllable by CCC. An issue since Jan 2024. Recently the Director of Engineering was amenable to fixing and the temperatures have been cooler within the last week; (b) Bridge is not consistently cleaned. It has not been power washed by hotel since early 2024. Tenant paid out of pocket to power wash in August 2024 for Tenant's event after Landlord failed to respond to Tenant's request for cleaning. Bridge is inconsistently littered and dirty; (c) At times, Landlord's response to repair and

maintenance requests can be slow or Landlord is non-responsive; (d) Tenant was told to hire an expensive AV company and get approval from Hilton staff after an outlet stopped working, when it was a simple microphone setup. Tenant requested annual AV training to mitigate this issue, and was not provided this; (e) Access to Tenant's stairwell and office front door is through a fire door that is locked after hours. Tenant does not have keys to use when the fire door is locked, even though the fire door provides the egress to Tenant's offices. Calls to have it locked later in the evening are inconsistent and staff/volunteers get stuck in the stairwell; (f) Tenant does not have any keys to the auditorium space (front, back door, coat check room). Tenant has requested keys multiple times, most recently in 2024, and all requests were denied. As such, Tenant must ask Hilton staff to unlock spaces and sometimes they are non-responsive or slow to respond; (g) Tenant is not allowed to touch the blinds nor operate lights in the auditorium. Tenant needs Hilton staff to do so; (h) not all furniture and chairs that are available for Hilton events are available for Tenant's events; (i) Landlord and/or its agents enter the Premises without notice, setting off Tenant's alarm system; (j) The storage space periodically floods. Tenant's property was damaged and removed from the storage space by Hilton staff without notice; and (k) in 2024 and 2025, Hilton staff interfered with Tenant's use of the bridge during the annual Chinese New Year parade."

Schedule 4

List of Loan Documents

Existing Loan Documents

1. The Existing Loan Agreement.
2. The Existing Note.
3. The Existing Pledge Agreement and related documents referenced therein.
4. UCC-1 Financing Statement filed on July 31, 2019 in the Office of the Delaware Secretary of State as Instrument No. 2019 5301952.
5. The Existing Guaranty.
6. Mezzanine Environmental Indemnity Agreement dated as of July 31, 2019, executed by Borrower and Guarantors for the benefit of Lender (the "***Environmental Indemnity***").
7. Mezzanine Subordination of Management Agreement and Consent of Manager dated as of July 31, 2019.

Restated Loan Documents and Amendments

1. This Agreement, which amends and restates the Existing Loan Agreement in its entirety.
2. The Restated Note, which amends and restates the Existing Note in its entirety.
3. The Restated Guaranty, which amends and restates the Existing Guaranty in its entirety.
4. The Pledge Agreement, together with (a) Equity Interest Power (signed in blank and undated), (b) Limited Liability Company Certificate No. 1, and (c) Acknowledgement of Pledge.
5. UCC-1 Financing Statement naming Borrower, as Debtor, and Lender, as Secured Party, to be filed in the Office of the Delaware Secretary of State.
6. UCC-3 Termination to be filed in the Office of the Delaware Secretary of State (terminating the UCC-1 Financing Statement filed on July 31, 2019 in the Office of the Delaware Secretary of State as Instrument No. 2019 53019520)
7. The Ratification and Reaffirmation Agreement dated of even date herewith, executed by Guarantors in favor of Lender, reaffirming the obligations of Guarantors under the Environmental Indemnity.
8. The Termination of Pledge Agreement, dated of even date herewith, executed by Borrower, Mortgage Borrower and Lender (terminating the Existing Pledge Agreement).

Schedule 5

List of Mortgage Loan Documents

1. Loan Agreement dated as of the date hereof, executed by Mortgage Lender and Mortgage Borrower (the "***Mortgage Loan Agreement***").

2. Promissory Note dated as of the date hereof, made by Mortgage Borrower to Mortgage [redacted]***Mortgage Note***").

3. Deed of Trust, Assignment of Leases and Rents and Security Agreement dated as of the date hereof, made by Mortgage Borrower to a trustee in favor of Mortgage Lender, encumbering the Property (the "***Mortgage***").

4. Assignment of Leases and Rents dated as of the date hereof, from Mortgage Borrower to Mortgage Lender encumbering the Property (the "***Assignment of Leases and Rents***").

5. Assignment of Agreements, Licenses, Permits and Contracts dated as of the date hereof, from Mortgage Borrower to Mortgage Lender.

6. Clearing Account Agreement (the "***Clearing Account Agreement***") dated as of the date hereof, among Mortgage Borrower, Mortgage Lender, Manager and the Clearing Bank.

7. Cash Management Agreement (the "***Cash Management Agreement***") dated as of the date hereof, among Mortgage Borrower, Mortgage Lender and the Deposit Bank.

8. Guaranty of Recourse Obligations dated as of the date hereof, made by Guarantors for the benefit of Mortgage Lender.

9. [redacted] Mortgage Lender.

10. Consent and Subordination of Manager from Manager to Mortgage Lender.

11. Pledge and Security Agreement from Sole Member in favor of Mortgage Lender (the "***Mortgage Pledge***[redacted] of the ownership interests of Mortgage Borrower.

12. Cooperation Agreement Regarding Liquor License by Mortgage Borrower and Liquor License Holder in favor of Mortgage Lender.

Schedule 6

Definition of Special Purpose Bankruptcy Remote Entity

(I) A "***Special Purpose Bankruptcy Remote Entity***" means (x) a limited liability company that is a Single Member Bankruptcy Remote LLC or (y) a corporation, limited partnership or limited liability company which at all times since its formation and at all times thereafter:

(i) was and will be organized solely for the purpose of (A) owning the Property or (B) acting as a general partner of the limited partnership that owns the Property or member of the limited liability company that owns the Property;

(ii) has not engaged and will not engage in any business unrelated to (A) the ownership of the Property, (B) acting as general partner of the limited partnership that owns the Property or (C) acting as a member of the limited liability company that owns the Property, as applicable;

(iii) has not had and will not have any assets other than those related to the Property or its partnership interest in the limited partnership or limited liability company interests in the limited liability company that owns the Property, as applicable;

(iv) (A) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, division (whether pursuant to Section 18-217 of the Delaware Act or otherwise), liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement), transfer of partnership or limited liability company interests or the like, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or limited liability company agreement (as applicable), and (B) has not been the product of, the subject of or otherwise involved in, in each case, any limited liability company division (whether as a plan of division pursuant to Section 18-217 of the Delaware Act, or otherwise);

(v) if such entity is a limited partnership, has and will have, as its only general partners, Special Purpose Bankruptcy Remote Entities that are corporations;

(vi) [redacted] Director, and has not caused or allowed and will not cause or allow the board of directors [redacted] members of its board of directors unless all of the directors and all Independent Directors shall have participated in such vote, and the organizational documents of such entity shall provide that no Independent Director may be removed or replaced without Cause and unless such entity provides Lender with not less than three (3) Business Days' prior written notice of (a) any proposed removal of an Independent Director, together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director;

(vii) if such entity is a limited liability company, has and will have at least one member that has been and will be a Special Purpose Bankruptcy Remote Entity that has

been and will be a corporation or limited liability company and such corporation or limited liability company is the managing member of such limited liability company;

(viii) if such entity is a limited liability company, has and will have articles of organization, a certificate of formation and/or a limited liability company agreement, as applicable, providing that (A) such entity will dissolve only upon (i) the termination of the legal existence of the last remaining member of such entity or the occurrence of any other event which terminates the continued membership of the last remaining member of such entity in such entity unless such entity is continued without dissolution in a manner permitted by such entity's limited liability company agreement of the Delaware Act of (ii) the entry of a decree of judicial dissolution of such entity under Section 18-802 of the Delaware Act, and (B) such entity shall be prohibited from effectuating a division (whether pursuant to Section 18-217 of the Delaware Act or otherwise);

(ix) has not, and without the unanimous consent of all of its partners, directors or members (including all Independent Directors), as applicable, will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of such entity's properties, (C) make any assignment for the benefit of such entity's creditors or (D) take any action that might cause such entity to become insolvent;

(x) has remained and intends to remain solvent and has maintained and intends to maintain adequate capital in light of its contemplated business operations;

(xi) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(xii) has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns;

(xiii) has maintained and will maintain its books, records, resolutions and agreements as official records;

(xiv) has not commingled and will not commingle its funds or assets with those of any other Person;

(xv) has held and will hold all of its assets solely in its own name;

(xvi) has conducted and will conduct its business solely in its own name,

(xvii) has maintained and will maintain its financial statements, accounting [redacted] not permit its assets to be listed on the financial statement of any other Person;

(xviii) has paid and will pay its own liabilities, including the salaries of its own employees, solely out of its own funds and assets and has maintained a sufficient number of employees, if any, in light of its contemplated business operations;

(xix) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(xx) has maintained and will maintain an arm's-length relationship with its Affiliates;

(xxi) (a) if such entity owns the Property, has not and will not have any indebtedness other than Permitted Indebtedness, or (b) if such entity acts as the general partner of a limited partnership which owns the Property, has not and will not have any indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as general partner of the limited partnership which owns the Property [redacted] the date incurred, or (c) if such entity acts as a managing member of a limited liability company which owns the Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as a member of the limited liability company which owns the Property which (1) do not exceed, at any time, [redacted]

(xxii) has not assumed or guaranteed or become obligated for and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Loan;

(xxiii) has not acquired and will not acquire obligations or securities of its partners, members or shareholders, as applicable;

(xxiv) has allocated and will allocate fairly and reasonably shared expenses, [redacted]

(xxv) except in connection with the Loan, has not pledged and will not pledge its assets for the benefit of any other Person;

(xxvi) has held itself out and identified itself and will hold itself out and identify [redacted] any other Person;

(xxvii) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxviii)has not made and will not make loans to any Person;

(xxix) has not identified and will not identify its partners, members or shareholders, as applicable, or any Affiliate of any of them, as a division or part of it;

(xxx) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates, as applicable, except in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and substantially similar to those that would be obtained in a comparable arm's-length transaction with an unrelated third party;

(xxxi) has and will have no obligation to indemnify its partners, officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not, to the fullest extent permitted by law, constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

(xxxii) has and will have an express acknowledgment in its organizational documents that Lender is an intended third-party beneficiary of the "special purpose" provisions of such organizational documents; and

(xxxiii) will consider the interests of such entity, including its creditors in connection with all corporate, partnership or limited liability company actions, as applicable.

(II) "***Single Member Bankruptcy Remote LLC***" means a limited liability company organized under the laws of the State of Delaware which at all times since its formation and at all times thereafter:

(i) was and will be organized solely for the purpose of owning the Property;

(ii) has not engaged and will not engage in any business unrelated to the ownership of the Property;

(iii) has not had and will not have any assets other than those related to the Property;

(iv) (A) to the fullest extent permitted by law, has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, division (whether pursuant to Section 18-217 of the Delaware Act or otherwise), liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement), transfer of limited liability company interests, or amendment of its limited liability company agreement or certificate of formation and (B) has not been the product of, the subject of or otherwise involved in, in each case, any limited liability company division (whether as a plan of division pursuant to Section 18-217 of the Delaware Act or otherwise);

(v) has remained and intends to remain solvent and has maintained and intends to maintain adequate capital in light of its contemplated business operations;

(vi) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(vii) has maintained and will maintain its books, records, resolutions and agreements as official records;

(viii) has not commingled and will not commingle its funds or assets with those of any other Person;

(ix) has held and will hold all of its assets solely in its own name;

(x) has conducted and will conduct its business solely in its own name,

(xi) has maintained and will maintain its financial statements, accounting [redacted] not permit its assets to be listed on the financial statement of any other Person;

(xii) has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets;

(xiii) has observed and will observe all limited liability company formalities;

(xiv) has maintained and will maintain an arm's-length relationship with its Affiliates;

(xv) has not and will not have any indebtedness other than Permitted Indebtedness;

(xvi) has not assumed or guaranteed and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Loan;

(xvii) has not acquired and will not acquire obligations or securities of its members;

(xviii) has allocated and will allocate fairly and reasonably shared expenses, [redacted]

(xix) except to Lender to secure its own obligations in connection with the Loan, has not pledged and will not pledge its assets for the benefit of any other Person;

(xx) has held itself out and identified itself and will hold itself out and identify [redacted] any other Person;

(xxi) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxii) has not made and will not make loans to any Person;

(xxiii) has not identified and will not identify its members or any Affiliate of any of them, as a division or part of it;

(xxiv) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its members or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and substantially similar to those that would be obtained in a comparable arm's-length transaction with an unrelated third party;

(xxv) has and will have no obligation to indemnify its officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and, to the fullest extent permitted by law, will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

(xxvi) has and will have an express acknowledgment in its organizational documents that Lender is an intended third-party beneficiary of the "special purpose" provisions of such organizational documents;

(xxvii) will consider the interests of its creditors in connection with all limited liability company actions;

(xxviii)has maintained and will maintain its accounts, books and records separate from any other person;

(xxix) has and will have an operating agreement which provides that the business and affairs of Borrower shall be managed by or under the direction of Sole Member or a board of one or more directors designated by Sole Member, and at all times there shall be at least one (1) duly appointed Independent Director, and the Borrower will not take any Material Action (hereinafter defined) unless, at the time of such action there is at least one (1) member of the board of directors who is an Independent Director, and all of the directors and all Independent Directors shall have participated in such vote;

(xxx) has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding, (A) upon the occurrence of any event that causes Sole Member to cease to be a member of Borrower (other than upon continuation of the Company without dissolution) (x) an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (y) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), the person acting as an Independent Director of Borrower shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of Borrower, automatically be admitted as the sole member of Borrower (the "***Special Member***") and shall preserve and continue the existence of Borrower without dissolution or division (whether pursuant to Section 18-217 of the Delaware Act or otherwise), (B) no Special Member may resign or transfer its rights as Special Member unless (x) a successor

Special Member has been admitted to Borrower as a Special Member, and (y) such successor Special Member has also accepted its appointment as an Independent Director, (C) no Independent Director may be removed or replaced without Cause and unless the company provides Lender with not less than three (3) Business Days' prior written notice of (a) any proposed removal of an Independent Director, together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director, (D) to the greatest extent permitted by law, except for duties to Borrower (including duties to the members of Borrower solely to the extent of their respective economic interest in Borrower and to Borrower's creditors), such Independent Director shall not owe any fiduciary duties to, and shall not consider, in acting or otherwise voting on any matter for which their approval is required, the interests of (i) the members of Borrower, (ii) other Affiliates of Borrower, or (iii) any group of Affiliates of which Borrower is a part); *provided, however*, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing and (E) except as expressly permitted pursuant to the terms of this Agreement, Sole Member may not resign and no additional member shall be admitted to Borrower; and

(xxxi) has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding, (A) Borrower shall be dissolved, and its affairs shall be wound up only upon the first to occur of the following: (x) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (as the same may be amended, modified or replaced, the "***Delaware Act***") or (y) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act; (B) upon the occurrence of any event that causes the last remaining member of Borrower to cease to be a member of Borrower or that causes Sole Member to cease to be a member of Borrower (other than (x) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (y) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such member shall be authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing to continue the existence of Borrower and to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower; (C) the bankruptcy of Sole Member or a Special Member shall not cause such member or Special Member, respectively, to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution; (D) in the event of dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of Borrower in an orderly manner), and the assets of Borrower shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Delaware Act; (E) to the fullest extent permitted by law, each of

Sole Member and the Special Members shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of Borrower, to compel any sale of all or any portion of the assets of Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, division (whether pursuant to Section 18-217 of the Delaware Act or otherwise), liquidation, winding up or termination of Borrower and (F) Borrower shall be prohibited from effectuating a division (whether pursuant to Section 18-217 of the Delaware Act or otherwise).

(III) "***Cause***" shall mean, with respect to an Independent Director or Independent Manager, (i) acts or omissions by such Independent Director or Independent Manager, as applicable, that constitute willful disregard of, or gross negligence with respect to such Independent Director's or Independent Manager's, as applicable, duties, (ii) such Independent Director or Independent Manager, as applicable, has engaged in or has been charged with or has been indicted or convicted for any crime or crimes of fraud or other acts constituting a crime under any law applicable to such Independent Director or Independent Manager, as applicable, (iii) such Independent Director or Independent Manager, as applicable, has breached its fiduciary duties of loyalty and care as and to the extent of such duties in accordance with the terms of the Borrower's or Sole Member's organizational documents, (iv) there is a material increase in the fees charged by such Independent Director or Independent Manager, as applicable, or a material change to such Independent Director's or Independent Manager's, as applicable, terms of service, (v) such Independent Director or Independent Manager, as applicable, is unable to perform his or her duties as Independent Director or Independent Manager, as applicable, due to death, disability or incapacity, or (vi) such Person no longer meets the criteria provided in the definition of Independent Director or Independent Manager, as applicable or (vii) the death or legal incapacity of such Independent Director or Independent Manager.

(IV) "***Independent Director***" or "***Independent Manager***" means a natural person selected by Borrower (a) with prior experience as an independent director, independent manager or independent member, (b) with at least three (3) years of employment experience, (c) who is provided by a Nationally Recognized Service Company (defined below), (d) who is duly appointed as an Independent Director or Independent Manager and is not, will not be while serving as Independent Director or Independent Manager (except pursuant to an express provision in Borrower's limited liability company agreement providing for the appointment of such Independent Director or Independent Manager to become a "special member" upon Sole Member ceasing to be a member of Borrower) and shall not have been at any time during the preceding five (5) years, any of the following:

(i) a stockholder, director (other than as an Independent Director), officer, employee, partner, attorney or counsel of Borrower, any Affiliate of Borrower or any direct or indirect parent of Borrower;

(ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Borrower or any Affiliate of Borrower;

(iii) a Person or other entity Controlling or under Common Control with any such stockholder, partner, customer, supplier or other Person; or

(iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director or Independent Manager of a "special purpose entity" affiliated with Borrower shall be qualified to serve as an Independent Director or Independent Manager of Borrower, provided that the fees that such individual earns from serving as Independent Director or Independent Manager of affiliates of Borrower in any given year [redacted] year.

A natural person who satisfies the foregoing definition other than clause (ii) shall not be disqualified from serving as an Independent Director or Independent Manager of Borrower if such individual is an independent director, independent manager or special manager provided by a Nationally Recognized Service Company that provides professional independent directors, independent managers and special managers and also provides other corporate services in the ordinary course of its business.

(V) ***"Material Action"*** means to consolidate or merge the Borrower with or into any Person, or sell all or substantially all of the assets of the Borrower, or to institute proceedings to have the Borrower adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Borrower or file a voluntary bankruptcy petition or any other petition seeking, or file a consent to, reorganization or relief with respect to the Borrower under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or a substantial part of its property, or make any assignment for the benefit of creditors of the Borrower, or admit in writing the Borrower's inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Borrower.

(VI) ***"Nationally Recognized Service Company"*** means any of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company or such other nationally recognized company that provides independent director, independent manager or independent member services and that is satisfactory to Lender in its reasonable discretion, in each case that is not an Affiliate of Borrower and that provides professional independent directors and other corporate services in the ordinary course of its business.